UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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TeleTech Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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i

April 8, 2014

Dear Stockholders:

It is my pleasure to invite you to join us at the Annual Meeting of Stockholders of TeleTech Holdings, Inc., to be held at 9197 South Peoria Street, Englewood, Colorado. The meeting will take place on Thursday, May 22, 2014, at 10:00 a.m., Mountain Daylight Time. At the meeting, we will report on TeleTech’s results for 2013 and comment on our expectations for the upcoming year. We hope you are able to attend.

Details regarding admission to the meeting and the business to be conducted at the meeting are provided in the Notice of the Annual Stockholders Meeting and the accompanying Proxy Statement. Together with the Proxy Statement, we are making available a copy of our 2013 Annual Report to Stockholders. We encourage you to read our Annual Report, which includes our audited financial statements and provides detailed information about our business.

We elected to provide access to our proxy materials via the internet under the Securities and Exchange Commission’s internet notice and access rules. In our business, we are focused on improving the customer engagement for our clients. Our aspirations are no different about our stockholders. We believe that by making our proxy materials available via the internet we enhance our stockholders’ ability to access our information, connect with our business, and understand how TeleTech is governed and managed to maximize stockholder value, the quality and efficiency of services to our clients, and exceptional opportunities for our employees. By providing the proxy materials via the internet, we also reduce the environmental impact of our Annual Meeting. For additional information about the Annual Meeting, please see the Important Information about the Proxy Materials and Voting Your Shares section of this Proxy Statement.

PLEASE VOTE

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read these materials carefully and promptly vote your shares. There are several ways you can vote: via internet, by telephone, by mailing the enclosed proxy, or by attending the meeting in person. Please vote as soon as possible to ensure your vote is recorded promptly. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide your voting instructions.

On behalf of the Board of Directors and all TeleTech employees, thank you for your continued support of, and confidence in, TeleTech and our business.

Very truly yours,

KENNETH D. TUCHMAN

Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Thursday, May 22, 2014

10:00 a.m. Mountain Daylight Time

TeleTech Global Headquarters

9197 South Peoria Street

Englewood, Colorado 80112

ITEMS OF BUSINESS:

At the meeting, our stockholders will be asked to:

•        Elect seven directors named in the Proxy Statement, for a term of one year;

•        Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014;

•        Approve, on an advisory basis, our executive compensation; and

•        Transact such other business, including stockholder proposals, as may properly come before the meeting.

The meeting will also include a report on our financial results for fiscal year 2013, our operations, and our business outlook for 2014.

RECORD DATE:

Only stockholders of record at the close of business on March 27, 2014, will be entitled to receive notice of, and to vote at, the 2014 Annual Stockholders Meeting.

By Order of the Board of Directors

Margaret B. McLean
Senior Vice President, Corporate Secretary and General Counsel

Englewood, Colorado
April 8, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2014: This Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report are available at www.teletech. com/ProxyVote.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope
BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting and vote in person

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery.

9197 South Peoria Street
Englewood, Colorado 80112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

EXECUTIVE SUMMARY

Our Proxy Statement contains information about the matters that will be voted on at our Annual Meeting of Stockholders as well as other helpful information about TeleTech Holdings, Inc., our corporate governance, and our executive compensation.

This Proxy Statement, the accompanying proxy and our 2013 Annual Report to Stockholders or a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy materials and vote online, are first being sent or provided to stockholders beginning on or about April 8, 2014. For more information, see Important Information about the Proxy Materials and Voting Your Shares below.

This summary highlights certain information contained elsewhere in our Proxy Statement. We encourage you to read the entire Proxy Statement carefully before voting.

MATTERS TO BE VOTED ON AT 2014 ANNUAL MEETING

Proposal	Board Recommendation	For more detail, see page:

1. Election of directors	FOR each Nominee	33

2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014	FOR	37

3. Advisory vote to approve executive compensation	FOR	37

OUR COMPANY

•             Our Company was founded in 1982 as a pioneer in the customer care business process outsourcing industry. Today we are diversifying our customer care service offerings by providing integrated customer strategy and analytics-driven, technology-enabled customer engagement management solutions.

•             From strategic consulting to technology solutions, customer acquisition, customer care and operational execution, our 41,000 employees, speaking over 50 languages, deliver results in 24 countries on six continents for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries.

•             Our services are delivered across four distinct and integrated business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS), and Customer Strategy Services (CSS).

•             TeleTech maintains the highest ethical, environmental and safety standards everywhere we do business, and, through TeleTech Community Foundation, TeleTech invests in education and development in communities where we live and work.

2013 PERFORMANCE HIGHLIGHTS

•      Our 2013 revenue was $1.19 billion, an increase of 2.6 percent over year ago period.

•      Our operating margin was 8.5 percent of revenue, up from 6.8 percent in the prior year.

•      Our net cash from operations increased to $137.9 million compared to $106.9 million in the prior year.

•      Our diluted earnings per share were $1.29 compared to $1.26 in the prior year.

•      In 2013, we repurchased 2.48 million shares for $56.5 million.

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board follows sound governance practices.

Independence	• Five out of seven Board nominees are independent directors.
• All Board committees, except a special purpose Executive Committee, are composed exclusively of independent directors.

Executive Sessions	• The independent directors regularly meet in executive session without management.
• The independent directors regularly meet with independent auditors, internal audit and legal executives.

Board Oversight of Risk Management	• Board regularly reviews TeleTech’s approach to identifying, assessing and managing risks facing our business.
• The Audit Committee reviews our overall enterprise risk management policies and practices, including financial risk exposure and internal controls.

Stock Ownership Requirements	• Our Chief Executive Officer and Chief Financial Officer must, within five years of attaining the position, hold common stock valued at 3x of base salary.
• Other members of our executive leadership team must, within five years of appointment, hold common stock valued at 2.5x of base salary.

Board Practices	• Board annually reviews the effectiveness of its committees and periodically reviews its effectiveness as a group.
• Nomination priorities are adjusted annually to ensure that our Board, as a whole, continues to reflect the appropriate mix of skills and experience necessary to support TeleTech strategy.
• Board committees have access to independent advisors at their sole discretion.

Accountability	• All directors stand for election annually.
• Our Chairman of the Board and Chief Executive Officer is the controlling stockholder of TeleTech. He controls more than 60 percent of our common stock.

BOARD NOMINEES

Director	Age	Director Since	Independent	Qualifications

Kenneth D. Tuchman	54	1994		• Global executive • Business process outsourcing innovator • TeleTech founder

James E. Barlett	70	2000		• Global CEO experience • Public company director experience

Tracy L. Bahl	52	2013	✓	• Private equity executive • Healthcare

Gregory A. Conley	59	2012	✓	• Global CEO experience • Technology

Robert N. Frerichs	62	2012	✓	• Public company director • Consulting services • Technology services

Shrikant Mehta	70	2004	✓	• International entrepreneurship • Innovation

Anjan Mukherjee	40	2009	✓	• Private equity executive • M&A and investment advice

2013 EXECUTIVE COMPENSATION HIGHLIGHTS

•             Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key to building sustainable value for our stockholders.

•             Our executive compensation program utilizes a mix of base salary, performance-based cash incentive awards, equity awards, and discretionary cash bonuses to attract and retain high-qualified executives and maintain a strong relationship between executive pay and company performance.

•             Our executive compensation program places significant weight on ethical and responsible conduct in pursuit of TeleTech’s performance goals.

•        Our executive compensation programs place a meaningful portion of compensation “at risk” by aligning cash incentive payments to performance and by granting equity that vests over four- and five-year periods to ensure that the actual compensation realized by executives aligns with stockholder value over the long term.

•        Our executive officers are subject to stock ownership and stockholding requirements.

•        We ensure that our rewards are affordable by aligning them to the company’s annual business plan.

Our stockholders have indicated strong support for our executive compensation program with 99.7 percent vote in favor of the program at our 2013 Annual Meeting of Stockholders.

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is issued in connection with the solicitation of proxies by the Board of Directors of TeleTech Holdings, Inc. (“TeleTech” or the “Company”) for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2014 at 10:00 a.m. Mountain Daylight Time, at 9197 South Peoria Street, Englewood, Colorado and at any adjournment or postponement thereof.

On or about April 8, 2014, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2013 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information about our voting procedures, and information you may find useful in determining how to vote.

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business discussed in this Proxy Statement.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the U.S. Securities and Exchange Commission, we are using the internet as the primary means of furnishing proxy materials to our stockholders. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Accordingly, if you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you on how you may access and review the proxy materials on the internet, free of charge. This approach to distribution of proxy materials reduces the environmental impact of our Annual Meeting, expedites stockholders’ receipt of the proxy materials, and lowers our costs. The Notice of Internet Availability also includes instructions allowing stockholders to request to receive future proxy materials in printed form by mail or electronically by email.

How can I vote my shares?

If you are a stockholder of record, you may vote by internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

•        Vote by Internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 21, 2014. Have your proxy card or Notice of Internet Availability in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        Vote by Phone. Use any telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2014. Have your proxy card in hand when you call and then follow the instructions. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•        Vote by Mail. If you received or requested a printed copy of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

•        Vote at the Meeting. You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See “How can I attend the Annual Meeting?” in this Proxy Statement for instructions on obtaining a ticket.

If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

Additional Procedures. Votes cast by proxy prior to the Annual Meeting will be tabulated by an automatic system administered by Broadridge Financial Solutions, Inc. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of our common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

With respect to the other proposals submitted for stockholder approval (other than the election of directors), you may vote for or against the proposal, or you may abstain. Abstentions will have the same effect as a negative vote.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, brokerage firms have the authority to vote your shares without your voting instructions on certain “routine” matters, such as Proposal 2, but not on other “non-routine” items, such as Proposals 1 and 3. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

What are the matters to be voted for at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•        Proposal 1: The election of seven directors (see page 33);

•        Proposal 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014 (see page 36); and

•        Proposal 3: The approval, on an advisory basis, of the compensation for our executive officers (see page 37).

We will also consider other business that properly comes before the Annual Meeting.

What are my voting choices?

For the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee. For the other proposals, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•                  “FOR” each of the nominees to our Board;

•                  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

•                  “FOR” the proposal to approve, on an advisory basis, the compensation for our named executive officers.

Kenneth D. Tuchman, our Chairman and Chief Executive Officer and the beneficial owner of approximately 63.4 percent of the issued and outstanding shares of common stock as of the record date (62.8 percent of the shares entitled to vote, excluding stock options) has indicated that he intends to vote: (1) “FOR” each of the nominees to our Board; (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and (3) “FOR” the approval, on an advisory basis, the compensation for our named executive officers.

Additionally, on April 1, 2011, Mr. Tuchman entered into a Voting Agreement whereby he has agreed to vote shares he beneficially owns “FOR” the election of Mr. Barlett to our Board through and including December 31, 2017.

How will my shares be voted by proxy?

Valid proxies provided to the Company by telephone, over the internet or by mailed proxy card will be voted at the Annual Meeting as directed by you unless revoked in accordance with the instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the persons named as your proxies will vote your shares in accordance with the recommendations of our Board of Directors. These recommendations are:

•        “FOR” the seven Director-nominees set forth in the Proxy Statement;

•        “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

•        “FOR” the approval of our executive compensation.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

•          Voting again through the internet or by telephone, or by completing, signing, dating and returning a new proxy card with a later date, all of which automatically revoke the earlier proxy so long as completed prior to the applicable deadline for each method;

•          Providing a written notice of revocation to our Corporate Secretary at TeleTech Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112 prior to your shares being voted; or

•          Attending the Annual Meeting and voting in person. Your attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request before the taking of the vote.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the ratification of our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors, and the advisory approval of our executive compensation. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast.

Will shares that I own as a stockholder of record be voted if I do not return my proxy card in a timely manner?

Shares that you own as a stockholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors. If you do not return your proxy card in a timely manner, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and vote in person.

What is required to conduct the business of the Annual Meeting?

In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How many votes are required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the seven individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The vote on executive compensation is advisory and non-binding, but we will consider stockholders to have approved the compensation of our named executive officers if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

How are votes counted?

Abstentions will be treated as shares that are present and entitled to vote and will consequently have the effect of a vote “AGAINST” the particular matter, except in the case of the vote on executive compensation for which an abstention will have no effect. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I own or hold shares in a brokerage account, can my broker vote my shares for me?

The election of directors and the executive compensation vote are matters on which brokers do not have discretionary authority to vote. Thus, if your shares are held in a brokerage account and you do not provide instructions as to how your shares are to be voted on these proposals, your broker or other nominee will not be able to vote your shares on these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

I share an address with another stockholder, how will we receive our proxy materials?

For stockholders of record, we have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Availability and, if applicable, this Proxy Statement and the 2013 Annual Report on Form 10-K to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the impact of printing and mailing these materials on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Availability and, if applicable, this Proxy Statement and the 2013 Annual Report on Form 10-K to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Availability and, if applicable, this Proxy Statement or the 2013 Annual Report on Form 10-K, or to request delivery of a single copy of these materials if multiple copies are currently being delivered, stockholders may contact us at TeleTech Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations, or by calling 1 .800.TELETECH (1.800.835.3832). Outside of the U.S., please dial +1.303.397.8100.

Stockholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank, broker- dealer or other similar organization to request information about householding.

How can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. The admission ticket for the meeting will be forwarded to you. If you are a stockholder of record and arrive at the Annual Meeting without an admission ticket, we will have to verify your share ownership before you are admitted to the meeting. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

How can I see the list of stockholders entitled to vote?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting and at our principal office located at 9197 South Peoria Street, Englewood, Colorado 80112 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

What happens if additional items of business are presented at the Annual Meeting?

We are not aware of any item that may be voted on at the Annual Meeting that is not described in this Proxy Statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.

Is my vote confidential?

Stockholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. Confidentiality also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with voting confidentiality comparable to that which we provide.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following the meeting. The report will be available on our website at www.teletech.com under the “Investors” and “Company SEC filings” tabs.

How may I obtain financial and other information about TeleTech?

Additional financial and other information about the Company is included in our Annual Report on Form 10-K, which we file with the Securities and Exchange Commission, and which is available on our website at www.teletech.com under the “Investors” and

“Company SEC Filings” tabs. We will also furnish a copy of our 2013 Annual Report (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by contacting our Investor Relations department at TeleTech Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado, 80112, Attention: Investor Relations, by calling 1.800. TELETECH (1.800.835.3832). Outside of the U.S., please dial +1.303.397.8100, or by emailing investor.relations@teletech.com.

You can also obtain, without charge, a copy of our bylaws, codes of conduct and Board committee charters by contacting the Investor Relations department or you can view these materials on the internet by accessing our website at www.teletech.com and clicking on the “Investors” tab, then clicking on the “Corporate Governance” tab.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, or via internet; by our directors, officers or other regular employees without remuneration other than regular compensation. We will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

TeleTech is committed to best practices in corporate governance. The Company is governed by our Board of Directors. The role of the Board includes the oversight of the Company’s management; appointment of the Chief Executive Officer; setting goals for and overseeing performance of the Company’s executive management team; planning for management succession; overseeing effective corporate governance, including selecting and recommending for stockholder approval nominees for the Board of Directors; assessing Board performance; planning for Board succession; forming and staffing Board committees; reviewing and monitoring the development and implementation of the Company’s annual strategic, financial, and operations plans and budgets; assessing and monitoring risk and risk management practices; reviewing and approving significant corporate actions; reviewing and monitoring processes designed to assure TeleTech’s integrity, including financial reporting, compliance with legal and regulatory obligations, maintenance of confidential channels to report concerns about violations of laws and policies, and protection against reprisals for those who report such violations; overseeing the relationship between the Company and its stockholders; and supporting the Company’s commitment to its corporate responsibility and sustainable business.

Board Leadership Structure

Our Board is led by TeleTech’s founder, Mr. Kenneth D. Tuchman, who serves as the Chairman of the Board. Mr. Tuchman is also TeleTech’s Chief Executive Officer. The Board retains the flexibility to determine from time to time whether the position of the Chief Executive Officer and the Chairman of the Board should be combined or separated, whether an independent director should serve as Chairman of the Board, and whether to appoint a lead independent director to serve as a liaison between independent directors and the Chairman.

At present, the Board believes that the Company is best served by having Mr. Tuchman serve as both the Company’s Chairman of the Board and Chief Executive Officer. The Board’s view is based on the facts that Mr. Tuchman beneficially owns more than 63 percent of the outstanding equity in the Company, has a unique insight into the Company’s customer engagement solutions strategy as an industry innovator and the Company founder, and is intimately involved in the day to day strategic direction of the Company.

Since the size of the Board is relatively small and each independent director has unrestricted access to Mr. Tuchman and the Company’s management, the independent members of the Board do not currently perceive the need for an appointment of a lead independent director. Our Board also believes that appointing a lead independent director may serve to create a potential conflict among the directors and interfere with the current collaborative environment in the boardroom that permits the Board to leverage the knowledge and experience of each Board member to drive strategic initiatives necessary to support the Company’s transformation from a business process outsourcing business to an analytics and technology enabled global customer experience company.

With the exception of Mr. Tuchman and Mr. Barlett, who is the Board’s executive Vice Chairman, all of our other directors are independent.

The Board is aware of the potential conflicts that may arise in having Mr. Tuchman, the Company’s largest and controlling stockholder, serve as the Chairman of the Board, but believes that there are adequate governance safeguards in place to mitigate against such risks. Such safeguards include, but are not limited to,

•        Executive sessions of the Board for independent directors;

•        The oversight of financial reporting, independent and internal auditors, integrity and risk management, and related party transactions by the Audit Committee of the Board, comprised entirely of independent directors;

•        Executive management performance reviews and compensation determination by the Compensation Committee of the Board comprised entirely of independent directors, who utilize, when appropriate, the services of an independent compensation consultant;

•        The Nominating and Governance Committee comprised entirely of independent directors oversees periodic Board and Board committees performance assessments;

•        Recommendations for nominations of Board members for stockholders’ vote are conducted by the Nominating and Governance Committee, comprised entirely of independent directors;

•        The broad-based public company, finance and global business experience of the members of our Board, generally, and members of the Audit Committee in particular; and

•        Unrestricted access available to all Board members to independent consultants, including legal counsel.

Lastly, our Board has in the past demonstrated the independence necessary to address potential conflicts of interest through the use of special ad hoc committees to address specific matters when they arise.

Board Participation	Board Leadership

• Six Board meetings held in 2013	• Chairman of the Board:	Kenneth D. Tuchman

• Acted by unanimous written consent twice	• Vice Chairman of the Board:	James E. Barlett

• Each director attended at least 75 percent of all Board and relevant committee meetings	• Director Independence	Five of seven

• Seven directors attended our Annual Meeting of Stockholders in 2013

Board Risk Oversight

While our executive officers and various other members of management, including our Chief Risk Officer, are responsible for day-to-day management of risk, our Board oversees and monitors our risk management practices in the course of its ongoing review of the Company’s strategy, business plans, risk transfer programs. The Board and its Committees periodically request and receive comprehensive reports from key Company functions, including legal, treasury, tax, and information security.

The Board has delegated oversight of certain categories of risk management to designated Board committees, which report to the Board on matters related to the specific areas of risk they oversee.

Board/Committee	Primary Areas of Risk Oversight

Full Board

Enterprise risk management structure; strategic risk associated with TeleTech’s business plan; major litigation; significant capital transactions, including M&A, technology investment and divestitures; capital structure risks.

Audit Committee

Risks of financial reporting and disclosure; major financial exposure risks; significant IT risks; ethics and compliance risks, including regulatory and legal; currency exposure; liquidity risks; related party transactions.

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Compensation Committee	Executive recruiting, retention, and succession planning; compensation policies and practices, including incentive compensation; health and welfare benefits programs.

Nominating and Governance Committee

Corporate governance risks; effectiveness of Board’s and Committees’ oversight and performance; Board succession, candidate nomination and succession planning; conflicts of interest; director independence.

Annually, the Audit Committee, with assistance from the risk assurance department, conducts an annual enterprise-wide risk assessment and, with input from management, adopts the Company’s annual internal audit plan designed to test business processes that may represent special risk exposures to the Company. The Audit Committee quarterly reviews the results of internal audits and actively monitors the progress of recommended remedial and mitigation plans. The Audit Committee also oversees and reports to the full Board on TeleTech’s ongoing business continuity and disaster recovery planning efforts.

The Compensation Committee annually reviews TeleTech’s executive compensation programs for inherent risks and receives periodic reports from the Company’s human capital and legal departments on steps the Company takes to anticipate and mitigate any potential risks in incentive and performance-based compensation programs. The Compensation Committee believes that executive compensation should be contingent on performance relative to targets and business plans. It expects TeleTech executives to achieve these targets in a manner consistent with TeleTech’s ethical standards and policies. The Board engages in periodic discussions with management on how to maximize executives’ performance through compensation incentives without creating unreasonable risks to the business. For additional information on TeleTech compensation programs’ risks, please review section titled “Executive Compensation – Compensation Discussion and Analysis,” in these proxy materials.

Communications with our Board

The Board established a process for Stockholders and other interested parties to communicate with the Board or any directors by requesting that all communication be sent to the following address:

TeleTech Holdings, Inc.

c/o Corporate Secretary

9197 South Peoria Street

Englewood, Colorado 80112

Board Committees

The following table provides the composition of each of our Board committees as of April 2014:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Kenneth D. Tuchman
James E. Barlett				Chair
Tracy L. Bahl
Gregory A. Conley	✓	✓
Robert N. Frerichs	✓	✓
Shrikant Mehta			Chair	✓
Anjan Mukherjee		Chair	✓	✓
Robert M. Tarola[1]	Chair

1 Mr. Tarola will not be standing for re-election to the Board of Directors at the Annual Meeting.

Audit Committee

The Audit Committee operates under the Audit Committee charter adopted by our Board and available at http://www. teletech.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website www.teletech.com). It is responsible for, among other things:

•        Assisting the Board in its oversight of the integrity of TeleTech’s financial statements;

•        Overseeing the adequacy of internal controls and the financial reporting and disclosure processes;

•        Selecting, evaluating, and appointing the independent registered public accounting firm, including assessing the firm’s independence and qualifications;

•        Reviewing and approving all non-audit services performed by the independent registered public accounting firm;

•        Overseeing the activities and progresses of the internal audit department;

•        Overseeing TeleTech’s ethics program and its confidential hotline process, including reviewing the establishment of and compliance with the Code of Conduct;

•        Overseeing investigations into any matters within the Audit Committee’s scope of responsibility;

•        Overseeing our enterprise risk management programs; and

•        Reviewing and approving all related-party transactions.

In 2013, the members of the Audit Committee included Robert M. Tarola (Chair), Gregory A. Conley and, as of February 2013, Robert N. Frerichs, each of whom is independent within the meaning of the NASDAQ Stock Market Rules and Rule 10A-3(b)(l) under the Securities Exchange Act of 1934.

Our Board determined that Mr. Tarola qualifies as “audit committee financial expert” within the meaning of the SEC rules. Mr. Tarola’s relevant experience includes his CPA qualifications, his experience as a partner with Price Waterhouse LLP (now PricewaterhouseCoopers LLP), and his work as chief financial officer of W.R. Grace & Co. and MedStar Health, Inc.

The Audit Committee oversees TeleTech’s internal disclosure processes, including TeleTech’s anonymous and confidential channels available to employees to report concerns about financial reporting. The Committee established procedures for, and oversees receipt and treatment of confidential, (including anonymous) submissions by TeleTech employees of concerns about the Company’s accounting, internal control and auditing practices. These processes are established to assure accurate and complete financial reporting and to identify timely any potential issues that could impact TeleTech’s accounting, financial reporting and effectiveness of its internal controls. The Audit Committee reviews and assesses the matters raised through these reporting channels and monitors managements’ response to these reports, engaging when warranted.

The Audit Committee evaluates the independence, qualifications and performance of TeleTech’s internal audit function and annually approves the Company’s internal audit plan. The Committee also discusses with management TeleTech’s risk assessment and management practices, the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate such exposures to be within the Company’s risk tolerance levels.

During 2013, the Audit Committee held four regularly scheduled meetings and four special meetings, and did not approve any matters through unanimous written consent.

The Audit Committee reviews and assesses the adequacy of its charter, and revises it as appropriate, on an annual basis.

Compensation Committee

The Compensation Committee operates under the Compensation Committee charter adopted by our Board and available at http://www.teletech.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website www.teletech.com). It is responsible for, among other things:

•        Reviewing performance goals and approving the annual salary, incentives and all other compensation for each executive officer, including any employment arrangements and change of control agreements with such officers;

•        Reviewing and approving compensation programs for independent members of our Board;

•        Reviewing and approving material employee benefit plans (and changes thereto);

•        Reviewing and evaluating risks associated with our compensation programs; and

•        Adopting and administering various equity-based incentive plans.

In 2013, the members of the Compensation Committee included Anjan Mukherjee (Chair), Gregory A. Conley and, as of February 2013, Robert Frerichs, each of whom is an “independent director” as defined under the NASDAQ Stock Market Rules, a “non-employee director,” as defined under SEC Rule 16b-3, and an “outside director,” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

During 2013, the Compensation Committee held four regularly scheduled meetings and six special meetings and did not approve any matters through unanimous written consent. The Compensation Committee reviews and assesses the adequacy of its charter, and revises it as appropriate, on an annual basis.

Nominating and Governance Committee

The Nominating and Governance Committee operates under the Nominating and Governance Committee charter adopted by our Board and available at http://www.teletech.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website www.teletech.com). It is responsible for, among other things:

•        Identifying and recommending to our Board qualified candidates to stand for election to the Board (or be appointed pending the election at the annual stockholders meeting); and

•        Overseeing TeleTech’s corporate governance, including the evaluation of the Board and its committees’ performance and processes, and assignment and rotation of Board members to various committees.

During 2013, the members of the Nominating and Governance Committee included Shrikant Mehta (Chair) and Anjan Mukherjee, each of whom satisfies the independence requirements for nominating committee members pursuant to the NASDAQ Stock Market Rules.

During 2013, the Nominating and Governance Committee held four regularly scheduled meetings, one special meeting, and approved one matter through unanimous written consent. The Nominating and Governance Committee reviews and assesses the adequacy of its charter, and revises it as appropriate, on an annual basis.

Executive Committee

In 2013, the Board appointed the Executive Committee of the Board to take certain action, under a delegation of authority resolution from the Board, between regularly scheduled Board meetings that are otherwise reserved to the Board. All actions taken by the Executive Committee are reported to, and reviewed by, the full Board at the Board meeting immediate following the action taken. The Executive Committee is authorized to consider and approve, among other things:

•        Mergers, acquisitions, and divestiture transactions at a level in excess of management’s authority but below a certain specific authority limit designated by the Board, provided that such transactions are not inconsistent with TeleTech’s overall strategy as approved by the Board;

•        Capital expenditure transactions at a level in excess of management’s authority but below a certain specific authority limit designated by the Board, provided that such transactions are consistent with the annual business plan approved by the Board; and

•        Funding for the share repurchase program at a level in excess of management’s authority but below a certain specific limit designated by the Board.

During 2013, the members of the Executive Committee included James E. Bartlett (Chair), Shrikant Mehta, and Anjan Mukherjee.

The Committee did not meet and conducted no business in 2013.

Ethics Code for Executive and Financial Officers

We have adopted an Ethics Code for Executive and Financial Officers. It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Executive Vice Presidents leading of each of our business segments, General Counsel, Treasurer, Senior Vice President of Finance (who is also acting as our interim Controller), financial directors and controllers of each of our business segments and any person performing similar functions. The Ethics Code is available on our website at http://www.teletech.com/investors/corporate-governance/ and we intend to disclose any waiver of, or amendments to, the Ethics Code on our website. You may also obtain a copy of the document without charge by writing to:

TeleTech Holdings, Inc.

9197 South Peoria Street

Englewood, Colorado 80112

Attention: Corporate Secretary

We also have TeleTech Code of Conduct, which mandates rules of ethical business conduct to all TeleTech employees and members of our Board of Directors, including our executives and financial officers. We maintain a confidential web-based and telephone hotline, where employees can seek guidance or report concerns about violations of laws, our policies, or Code of Conduct, including any concerns about financial reporting, misconduct, or fraud.

Director Compensation Overview

During 2013, the independent directors’ compensation was set as follows:

•   An annual retainer of $75,000;

•   Additional annual retainer fees for Board committee service as follows:

Chair of Audit Committee	$27,000
Members of Audit Committee	$13,500
Chair of Compensation Committee	$20,000
Members of Compensation Committee	$10,000
Chair of Nominating and Governance Committee	$15,000
Members of Nominating and Governance Committee	$ 5,000

•        An annual grant of $75,000 of restricted stock units in TeleTech stock, based on the fair market value of our common stock on the grant date; and

•        For non-employee directors who joined the Board in 2013, also receuved an initial restricted stock unit welcome grant in the amount of $100,000, based on the fair market value of our common stock on the grant date. The welcome restricted stock grants vest on the earlier of the first anniversary of the grant date or the date of the succeeding year’s Annual Meeting of Stockholders, or any change-in-control event (as defined in the relevant restricted stock unit agreement).

The employee directors do not receive additional compensation for their Board service.

The following table summarizes the actual compensation earned by independent directors during 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards [1,2] ($)	Total ($)
Tracy L. Bahl	$ 31,490	$99,984	$131,474
Gregory A. Conley	$ 98,500	$74,984	$173,484
Robert Frerichs	$ 91,761	$74,984	$166,745
Shrikant Mehta	$ 90,000	$74,984	$164,984
Anjan Mukherjee	$100,000	$74,984	$174,984
Robert M. Tarola	$102,000	$74,984	$176,984

1      Reflects the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

For information regarding assumptions use to compute grant date fair market value with respect to the stock awards, see, Note 20 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

2      As December 31, 2013, Mr. Bahl held 4,009 unvested restricted stock unit (RSU) awards; and all the other independent directors held 3,349 unvested restricted stock unit awards.

3      As of December 31, 2013, Mr. Mehta held 15,000 of outstanding options; and Mr. Tarola held 35,000 of outstanding options.

AUDIT COMMITTEE REPORT

The Audit Committee performs its duties as outlined in the Audit Committee charter, and reviews and makes recommendations to the Board of Directors concerning oversight of the reliability and integrity of TeleTech’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with TeleTech’s policies and procedures, Code of Conduct and applicable laws and regulations. The Audit Committee’s duties and responsibilities also include the oversight of the Company’s annual audit by its independent registered public accountanting firm, TeleTech’s internal audit, legal compliance, and risk management functions. All directors who serve on the Audit Committee are “independent” as provided in the applicable NASDAQ Stock Market standards and U.S. Securities and Exchange Commission rules.

TeleTech management is responsible for the preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design and operating effectiveness of controls over financial reporting. TeleTech’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing the effectiveness of TeleTech’s system of internal control over financial reporting and the fair presentation of the Company’s financial statements.

The Audit Committee periodically meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of TeleTech’s internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of TeleTech’s financial reporting. The Committee also periodically meets with TeleTech management directly responsible for financial reporting, accounting, tax and treasury processes; and with investor relations and legal executives. The Committee reviews TeleTech’s quarterly and annual financial statements and meets with both the Company management and the Company’s independent auditor to discuss the details of the financial statements before they are issued.

During our general sessions and private executive meetings with PricewaterhouseCoopers LLP, the Audit Committee asks for and discusses issues that PricewaterhouseCoopers LLP believe should be raised with the Audit Committee, including required communications under professional auditing standards and other matters that may indicate a need for Audit Committee action, recommendations to management or to the Board of Directors. Such matters, if any, are brought to the attention of the Board and addressed as necessary. The Audit Committee employs a similar process when it communicates with TeleTech’s internal audit and legal executives.

We oversee TeleTech’s internal disclosure processes, including TeleTech’s anonymous and confidential channels available to employees to report concerns about financial reporting. The Committee established procedures for and oversees receipt and treatment of complaints received by TeleTech regarding accounting, internal control and auditing matters, and confidential, anonymous submission by TeleTech employees of concerns about the Company’s accounting or auditing practices. These processes are established to identify timely any potential issues that employees believe could impact TeleTech’s accounting, financial reporting and effectiveness of its internal controls. We review and assess the matters raised through these reporting channels and monitor managements’ response to these reports, engaging when warranted.

The Audit Committee continued to oversee a transition (started two years ago) in TeleTech’s financial and risk management leadership. Key positions of chief financial officer, general counsel, controller and internal audit executive have been (and are being) filled with professionals who bring skills and experience more suited to TeleTech’s complexity and strategic direction.

The Audit Committee evaluates the independence, qualifications and performance of TeleTech’s internal audit function and annually approves the Company’s internal audit plan. The Committee also discusses with management TeleTech’s risk assessment and management practices, the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate such exposures to be within the Company’s risk tolerance levels.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of PricewaterhouseCoopers LLP, TeleTech’s independent registered public accounting firm, and reviews periodically the firm’s performance, including the firm’s audit approach and plans, the assessment of the suitability for TeleTech of its engagement partners and key personnel, and an evaluation of the firm’s fees for service. In 2013, PricewaterhouseCoopers LLC’s engagement team was led by a senior engagement partner who was vetted by the Committee at the time of required partner transition in 2010, and was found at the time (and continues) to have appropriate level of professional expertise to oversee the conduct of the TeleTech annual audit. The work of the lead engagement partner is supported by other PricewaterhouseCoopers LLC’s partners experienced with TeleTech operations in Denver (where most of the accounting and financial reporting functions are located) and in key countries where TeleTech has material operations. In 2013, the fees charged by PricewaterhouseCoopers LLC were determined by us to be reasonable and adequate to ensure a comprehensive audit and to promote independence.

The Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from TeleTech and TeleTech’s management, and requested and received the written disclosure and letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board’s Rule 3526, Communication with Audit Committees Concerning Independence. Based on these reviews and discussions, the Audit Committee recommended that PricewaterhouseCoopers LLP be reappointed as auditors of TeleTech for 2014, which would be the eighth consecutive year serving in such capacity.

PricewaterhouseCoopers LLP audited the annual financial statements for the year ended on December 31, 2013, as prepared by management, and expressed an opinion that the financial statements fairly present the financial position, results of operations and cash flows of TeleTech in conformity with accounting principles generally accepted in the United States of America. Management has also represented to us that the annual financial statements of TeleTech were prepared in accordance with accounting principles generally accepted in the United States of America.

Based on these reviews, we recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

Robert M. Tarola, Chair

Gregory A. Conley

Robert Frerichs

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information, as of March 27, 2014, concerning the beneficial ownership of the following persons and entities:

•                  Each person or entity known to us to beneficially own more than five percent of our outstanding common stock;

•                  Each of our directors and nominees for our Board;

•                  Each of our named executive officers; and

•                  All of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with SEC rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and/or investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 49,738,053 shares of common stock outstanding at March 27, 2014. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity in accordance with U.S. Securities and Exchange Commission rules, we deemed outstanding shares of common stock: (1) subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 27, 2014; and (2) issuable upon the vesting of Restricted Stock Units (“RSUs”) within 60 days of March 27, 2014. Also in accordance with SEC rules, we did not deem outstanding these two categories of shares of common stock for the purpose of computing the percentage ownership of any other person or entity.

The information provided in the table is based solely on our records, and information filed with the U.S. Securities and Exchange Commission with respect to the owners of our shares of common stock, except where otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o TeleTech Holdings, Inc., 9197 Peoria Street, Englewood, Colorado 80112.

Stock Ownership of Directors, Management and Certain Beneficial Owners

	Shares Beneficially Owned
Name and Address of the Beneficial Owner	Common Stock	Options Vested and Options and RSUs Vesting Within 60 Days of 3/27/2014	Total Beneficial Ownership as of 3/27/2014	Percent of Class
5% Stockholders
Kenneth D. Tuchman	31,218,828	800,000	32,018,828[1]	63.4%
Executive Officers and Directors
Kenneth D. Tuchman	31,218,828	800,000	32,018,828[1]	63.4%
James E. Barlett	497,832	–	497,832	1.0%
Tracy L. Bahl	–	4,009	4,009[2]	*
Gregory A. Conley	—	3,349	3,349[3]	*
Martin F. DeGhetto	90,498	–	90,498	*
Robert Frerichs	5,875	3,349	9,224[4]	*
Charles Keith Gallacher	–	–	–	*
Judi Hand	146,306	–	146,306	*
Shrikant C. Mehta	52,342	18,349	70,691[5]	*
Margaret B. McLean	–	–	–	*
Anjan Mukherjee	20,951	3,349	24,300[6]	*
Regina M. Paolillo	29,937	–	29,937	*
Brian A. Shepherd	–	–	–	*
Robert M. Tarola[10]	27,342	38,349	65,691[7]	*
All directors, director nominees and executive officers as a group (14 persons)	32,089,911	870,754	32,960,665	65.1%

*Less than 1 percent.

1 Includes 31,208,828 shares subject to sole voting and investment power, 10,000 shares with shared voting and investment power and 800,000 options exercisable within 60 days after March 27, 2014. The shares with sole voting and investment power consist of: (i) 6,442,022 shares held by Mr. Tuchman; (ii) 14,766,806 shares held by a limited liability partnership controlled by Mr. Tuchman; and (iii) 10,000,000 shares held by a revocable trust controlled by Mr. Tuchman. The shares with shared voting and investment power consist of 10,000 shares owned by Mr. Tuchman’s spouse. Excluding Mr. Tuchman’s 800,000 vested stock options, Mr. Tuchman is the beneficial owner of approximately 62.8 percent of the shares of common stock entitled to vote at the meeting.

2 Includes 4,009 RSUs scheduled to vest within 60 days after March 27, 2014.

3 Includes 3,349 RSUs scheduled to vest within 60 days after March 27, 2014.

4 Includes 3,349 RSUs scheduled to vest within 60 days after March 27, 2014.

5 Includes 15,000 options exercisable within 60 days after March 27, 2014 and 3,349 RSUs scheduled to vest within 60 days after March 27, 2014.

6 Includes 3,349 RSUs scheduled to vest within 60 days after March 27, 2014.

7 Includes 35,000 options exercisable within 60 days after March 27, 2014 and 3,349 RSUs scheduled to vest within 60 days after March 27, 2014.

8 Mr. Tarola will not be standing for re-election to the Board of Directors at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. Based on our review of the Forms 3, 4 and 5 filed, we believe that our directors, executive officers and 10 percent stockholders filed all Section 16(a) reports on a timely basis during 2013.

RELATED PARTY TRANSACTIONS

In accordance with our written Related Party Transaction Policy, the Audit Committee of the Board is responsible for reviewing and approving transactions required to be disclosed as a “related party” transaction under applicable law, including U.S. Securities and Exchange Commission rules (generally, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect interest). TeleTech management monitors all related party transactions and reports on their status to the Audit Committee quarterly. TeleTech executive officers and directors complete a questionnaire during the first quarter of each fiscal year, in which they provide information about the terms of all their related party transactions (as defined in Item 404(a) of Regulation S-K) that occurred during the prior year and that are expected to occur during the current year. In reviewing related party transactions, the Audit Committee considers whether these transactions are executed at “arm’s length” by reviewing all relevant facts and circumstances, including among others, the commercial reasonableness of the terms, the actual and perceived benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the related party’s interest, the actual and apparent conflict of interests, the impact on a director’s independence (if the related party is a director, an immediate family member of a director, or an entity controlled by a director) and the terms on which a similar transaction can be secured from unrelated third parties.

During 2013, TeleTech undertaken the following related party transactions subject to disclosure:

Avion, LLC. TeleTech continued the agreement for aircraft leasing arrangements with Avion, owned 100 percent by Mr. Tuchman, our Chairman and CEO. During 2013, we paid Avion an aggregate of $630,000 for services provided to us.

Convercent (formerly known as Business Controls). In 2013, the Company provided consulting and other services to Convercent, a web security and education and ethics compliance company, majority owned by a company controlled by Mr. Tuchman, our Chairman and CEO. During 2013, TeleTech generated $570,000 in revenue from this contract.

AirMax, LLC. TeleTech has an agreement for aircraft operations and maintenance services with AirMax, which is beneficially owned by Mr. Tuchman, our Chairman and CEO. During 2013, we paid AirMax approximately $627,000 for services provided to us.

EXECUTIVES AND EXECUTIVE COMPENSATION

TeleTech Executive Team

The following persons are our executive officers:

Martin F. DeGhetto, 55, serves as TeleTech’s Executive Vice President, Customer Management Services, TeleTech’s largest business segment. Mr. DeGhetto joined TeleTech as Executive Vice President of Operations in 2010 and assumed the responsibilities for TeleTech’s information technology in 2012. Between 2008 and 2010, Mr. DeGhetto was an executive vice president and chief operations officer commercial division at Connextions, Inc., a privately-held technology and business services company for healthcare industry. Prior to Connextions, Mr. DeGhetto spent almost a decade at Convergys Corporation, (NYSE:CVG) a customer management company, where he held various positions of increasing responsibility culminating in his role as a senior vice president, North American/European operations which he held between 2003 and 2008. Prior to Convergys, Mr. DeGhetto was an executive with American Express Company and AT&T/American Transtech. Mr. DeGhetto holds a B.S. Professional Management degree from NOVA Southeastern University.

Judi Hand, 53, serves as TeleTech’s Executive Vice President, Customer Growth Services. She joined TeleTech in 2007 as President and General Manager for Direct Alliance Corporation, a TeleTech wholly-owned subsidiary, and in 2011, assumed additional responsibility as our Chief Sales Officer. Between 2003 and 2007, Ms. Hand was a senior executive with AT&T, culminating her career there as a senior vice president for enterprise sales. Prior to AT&T, Ms. Hand worked at Qwest, a public global communications company and several of its subsidiaries in sales and marketing roles of increasing responsibility. Ms. Hand holds an MBA from Stanford University and a B.S. in Communications degree from University of Nebraska.

Charles Keith Gallacher, 46, serves as Executive Vice President Global Markets and Industries. He joined TeleTech in 2013. Between 2007 and 2013, Mr. Gallacher was a partner and managing Director for Accenture plc, where he led the North American technology specialized sales teams. Between 2003 and 2006, Mr. Gallacher worked for Cognizant as vice president for North American sales and business development. Between 1997 and 2003, Mr. Gallacher was a partner and managing director for CSC Consulting (Computer Sciences Corp). Mr. Gallacher started his career in technology at EDS (now HP). He holds a B.B.A. in Business from the University of Texas at Arlington.

Regina M. Paolillo, 55, serves as Executive Vice President, Chief Administrative and Financial Officer. Ms. Paolillo joined TeleTech in 2011. Between 2009 and 2011, Ms. Paolillo was an executive vice president for enterprise services and chief financial officer at Trizetto Group, Inc., a privately held business and professional services company serving the healthcare industry. Between 2007 and 2008, Ms. Paolillo served as a senior vice president, operations group for General Atlantic, a leading global growth equity firm with U.S. $17 billion in capital. Between 2005 and 2007, Ms. Paolillo served as an executive vice president for revenue cycle and mortgage services at Creditek, a Genpact subsidiary, (NYSE:G) a global business process and technology management company. Prior to the company’s acquisition by Genpact, between 2003 and 2005 and 2002 and 2003, Ms. Paolillo was Creditek’s chief executive officer and chief financial officer respectively. Prior to Creditek, Ms. Paolillo served as the chief financial officer and executive vice president for corporate services at Gartner, Inc., (NYSE:IT) an information technology research and advisory company. Ms. Paolillo holds a B.S. in Accounting degree from New Haven University.

Brian A. Shepherd, 46, serves as Executive Vice President, Customer Strategy Services and Technology Services. He joined TeleTech in 2013. Since 2012, Mr. Shepherd has been a member of the board of directors for UXP Systems, a Canadian technology and software company. Prior to TeleTech, between 2005 and 2012, Mr. Shepherd worked for Amdocs Ltd., (NASDAQ:DOX) communication, media and entertainment industry software and services provider, with roles of increasing responsibility, culminating in the executive vice president and group president role for broadband cable and satellite group, and a global marketing role. Mr. Shepherd served as senior vice president of customer business operations for DST Innovis, where he worked between 2002 and 2005, when it was acquired by Amdocs. Prior to DST Innovis, Mr. Shepherd was a strategy consultant with McKinsey & Company, and manager of a pharmaceutical manufacturing operation for Eli Lilly. Mr. Shepherd holds an M.S. in Business degree from Harvard Business School and a B.S. in Economics degree from Wabash College.

Margaret B. McLean, 50, serves as Senior Vice President, General Counsel and Chief Risk Officer. She joined TeleTech in 2013. Between 1998 and 2013, Ms. McLean was a senior executive at CH2M HILL, a global engineering and program management company, serving as the company’s Chief Legal Officer starting in 2007. Ms, McLean was a corporate finance and M&A partner at the law firm of Holme Roberts and Owen (now Bryan Cave), working in Denver, London, and Moscow offices. Ms. McLean started her career in IT at Hewlett Packard (NYSE:HPQ) and led the application systems department for Science Applications Int’l (NYSE:SAIC). She holds a JD from the University of Michigan, an MBA from the University of Colorado, and a B.S. in Management Information Systems and Computer Science from the University of Arizona.

Information regarding Kenneth D. Tuchman, Chairman and CEO, and James E. Barlett, Vice Chairman, is provided in this section under the heading “Information Concerning the Nominees for Election as Directors.”

Compensation Discussion and Analysis

In this section, we discuss our compensation philosophy and describe the compensation program for our Chief Executive Officer, our Chief Financial Officer, and our executive leadership team. We explain how our Compensation Committee of the Board determines compensation for our executive leadership team and its rationale for its specific 2013 compensation decisions.

Executive Summary

Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key elements in building sustainable value for our stockholders. TeleTech has a pay-for-performance philosophy that aligns the interests of our stockholders and members of our executive leadership team. Our executive compensation program also places significant weight on ethical and responsible conduct in pursuit of the Company’s performance goals.

A meaningful portion of our executive compensation is “at risk”. It aligns cash incentive payments to performance and grants equity that vests over a five-year period to ensure that the actual compensation realized by executives directly and demonstrably links to individual and company performance over the long term.

Our executive compensation philosophy helps guide the Compensation Committee’s decisions by rewarding the executive team’s contribution to the Company’s overall performance, while also recognizing and differentiating individual performance of each member of the team. The executive compensation program includes four distinct components: equity awards, annual discretionary performance-based cash incentive awards, discretionary cash bonuses, and base salaries.

We carefully benchmark our compensation decisions against a market-relevant group of peer companies that are potential competitors for the caliber of executive talent required to manage our complex and global business. Our goal is to:

•             Attract, motivate and retain our highly qualified executives.

•             Offer market competitive compensation opportunities by targeting base salaries at the median of our peer group and equity and incentive rewards at the 75th percentile of our peer group.

•             Ensure that our rewards are affordable by aligning them to the Company’s annual business plan.

In 2013, our executive compensation program garnered 99.7 percent support from our stockholders.

Our Named Executive Officers

We provide detailed compensation discussion for our five named executive officers: our Chief Executive Officer, our Chief Financial Officer and three other highest compensated executives during the fiscal year ended December 31, 2013.

Kenneth D. Tuchman	Chairman of the Board and Chief Executive Officer
Regina M. Paolillo	Executive Vice President, Chief Administrative and Financial Officer
Martin F. DeGhetto	Executive Vice President, Customer Management Services
Charles Keith Gallacher	Executive Vice President, Global Markets and Industries
Brian A. Shepherd	Executive Vice President, Customer Strategy Service and Customer Technology Services

Stockholder Support for Our Compensation Decisions

At our 2013 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers (“say-on-pay vote”) with over 99.7 percent approval rate. In light of the stockholder support, the Compensation Committee made no significant changes to the overall design of our compensation programs during 2013. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our named executive officers.

Our 2013 Performance

In 2013, our annual revenue was $1.19 billion compared to annual revenue of $1.16 billion in 2012, an increase of 2.6 percent over a year ago period. Our operating margin was 8.5 percent of revenue, up from 6.8 percent year over year. Our net cash flow from operations increased to $137.9 million compared to $106.9 million in 2012. Our diluted earnings per share were $1.29 compared to $1.26 in prior year. In 2013, we repurchased 2.48 million shares for $56.5 million.

Executive Compensation Program Overview and Design Principles

Our goal for executive compensation is to attract, motivate and retain highly qualified executives focused on delivering superior performance that creates long-term investor value. We have developed and implemented executive compensation policies, plans and programs intended to closely align the financial interests of the named executive officers with those of our stockholders in order to enhance our long-term growth and profitability and therefore create long-term stockholder value. Our executive compensation program also requires each named executive officer to demonstrate exceptional individual performance and to contribute as a member of the team to our overall success rather than merely achieve specific objectives within that officer’s area of responsibility. Each year, the Compensation Committee, which is made up entirely of independent directors, determines the compensation of the CEO and, after reviewing the CEO’s recommendations, the other named executive officers.

Five Overarching Principles

We have designed our executive compensation program around five overarching principles:

•             Structure compensation programs with a significant portion of variable, or at-risk, compensation to ensure that the actual compensation realized by named executive officers directly and demonstrably links to individual and company-wide performance;

•             Offer market competitive compensation opportunities that will allow us to attract and retain named executive officers capable of leading us to the fulfillment of our business objectives;

•             Ensure that our named executive officers remain focused on individual operational goals to build the foundation for our long-term success;

•             Align the interests of named executive officers and stockholders to achieve long-term stock price performance; and

•             Maintain an egalitarian culture with respect to compensation programs, such that a broad range of management employees may generally participate in the same equity-based and cash-based incentive programs as the named executive officers.

Four Components of Compensation

To achieve the five overarching principles, the compensation program for the named executive officers consists of the following four components of compensation, in order of their importance:

•             Equity awards in the form of RSUs or stock options under our Equity Incentive Plans;

•             Annual discretionary performance-based cash incentive awards;

•             Discretionary cash bonuses to recognize exceptional individual achievement and contributions to our overall financial performance based on a decision by the Compensation Committee to fund discretionary bonuses outside of the discretionary performance-based cash incentive awards; and

•             Base salary.

The named executive officers are also eligible to participate in our general health and welfare programs, 401(k) plan, insurance program and other employee programs on substantially the same basis as other employees. Although we pay as perquisites all or a portion of the named executive officers’ premiums for certain plans, we believe that perquisites should be limited in scope and value, and they have not historically constituted a significant portion of executive compensation.

Equity Awards

Equity Awards in the Form of RSUs Minimize Dilution and Support Long-Term Focus. We rely heavily on long-term equity awards in our executive compensation program to attract and retain an outstanding executive team and to motivate the executive team to improve our long-term financial performance. We implemented a program of awarding RSUs in order to motivate executives, enhance morale and teamwork, and encourage retention. Unlike a stock option award, the compensation value of an RSU award does not depend solely on future stock price increases; at grant, its value is equal to our stock price. Although its value may increase or decrease with changes in our stock price before vesting, an RSU award will maintain value in the long term, encouraging retention. By contrast, the value of a stock option depends solely on future stock price appreciation. Accordingly, RSUs deliver significantly greater share-for-share compensation value at grant than stock options, and we can offer comparable grant date compensation with fewer shares and — with regard to RSUs that vest over time — less dilution to our stockholders.

The Compensation Committee believes that RSU awards are the most effective way to align the named executive officers’ interests with the interests of our stockholders and to attract and retain talented executives by providing a strong economic incentive to continued employment. Furthermore, the Compensation Committee believes that substantial equity ownership by individual executive officers helps to align their interests and to ensure that these individuals remain focused on building stockholder value.

Selective Use of Stock Options Allows Market-Competitive Equity Grants. The Compensation Committee selectively utilizes stock option grants to provide market-competitive equity grants that are tied to long-term stock appreciation. The Compensation Committee believes that such long-term stock option awards provide a market-competitive total compensation package, while also requiring an increase in stockholder value for the recipient to receive the financial reward associated with the stock option award.

Cash Incentives

Discretionary Performance-Based Cash Incentives. The Compensation Committee believes that discretionary performance-based cash incentive awards are an important component of our executive compensation program as they provide recognition to named executive officers whom the Compensation Committee has determined are eligible to receive an award based on the Compensation Committee’s subjective evaluation of each named executive officer’s performance. They are, however, a less significant factor in attracting new executive talent than our equity awards, as they tend to promote retention only in the short term. The secondary significance of the discretionary performance- based cash incentive awards is further evidenced by the fact that the CEO and the Vice Chairman have not historically elected to receive them.

Discretionary Cash Bonuses Award Exceptional Individual Achievement and Provide Retention Incentives. We have not historically relied on discretionary cash bonuses because we prefer to reward executive performance with long-term equity incentive compensation. Nevertheless, the Compensation Committee believes that discretionary cash bonuses are another important component of our executive compensation program because they allow the Compensation Committee to recognize exceptional individual achievement and contributions to our overall financial performance based on the Compensation Committee’s subjective evaluation of each named executive officer’s performance or to provide for retention of key executives. This is especially true in situations where the Compensation Committee believes that the discretionary performance-based cash incentives, as funded based on achievement of certain annual revenue and operating income targets have not adequately compensated an executive officer for his or her individual achievements and contributions. See the section “How We Determine Executive Compensation — 2013 Financial Performance and Discretionary Performance-Based Cash Incentive Award Funding” below for more information about the funding of the discretionary performance-based cash incentive awards.

Base Salaries Reflect Our Emphasis on Building Stockholder Value. The Compensation Committee believes that base salaries are much less important than long-term equity awards and cash incentives in meeting our compensation objectives. While we believe that base salaries should generally be competitive, we do not believe that base salaries provide significant long-term focus nor do we believe that they are a key driver in motivating our named executive officers to build stockholder value. As a result, we have historically targeted base salaries for our named executive officers at the 50th percentile of the “peer group” as defined in this section under the heading “How We Use Peer Group, Survey and Benchmarking Data.” The secondary significance of the base salaries is further evidenced by the fact that the Compensation Committee approved a request from Mr. Tuchman to waive his right to the full amount of his base salary as set forth in his employment agreement and instead receive a base salary of $1 per year effective in 2012 and thereafter until further notice.

How We Use Consultants

The company on behalf of the Compensation Committee of our Board retained the services of Compensia, Inc., an executive compensation consulting firm. From time to time, Compensia provides advice to the Compensation Committee and to TeleTech. In addition, the Compensation Committee has retained the services of the law firm, Latham & Watkins, LLP, to act as independent counsel to the Compensation Committee from time to time. No member of our Board or any named executive officer has any affiliation with either Compensia or Latham & Watkins and our CEO has not met with representatives of Compensia or Latham & Watkins regarding his compensation or the compensation of other named executive officers.

Compensia. The Compensation Committee either directly, or through our human capital department at the direction of the Compensation Committee, periodically seeks input from Compensia on a range of executive compensation issues. At least every other year, Compensia provides the Compensation Committee with independent compensation advice on various aspects of executive compensation, including:

•             A periodic review of our compensation practices, trends and philosophy;

•             A competitive assessment of our executive compensation levels and pay-for-performance linkage;

•             An analysis of peer group companies that compete with us and that follow similar compensation models, along with benchmark compensation and benefits data for the peer group; and

•             A review of our equity award and cash incentive programs.

When asked to provide advice, Compensia takes its direction solely from, and provides reports to, the Compensation Committee, or members of our human capital department at the direction of, and on behalf of, the Compensation Committee. All costs of Compensia’s services are paid by the Company at the direction of the Compensation Committee. Although Compensia provides recommendations on the structure of our compensation programs, Compensia does not determine the amount or form of compensation for any named executive officers. We do not use Compensia for services outside of executive compensation. We paid Compensia less than $15,000 in 2013 for services provided. In light of the prospective application of the independence analysis of compensation consultants, at the request of the Compensation Committee, Compensia addressed and confirmed their independence in writing to the Compensation Committee.

Latham & Watkins. From time to time, the Compensation Committee, either directly or through our legal departments seeks advice from Latham & Watkins on various legal issues related to the Committee’s responsibilities and executive compensation. Although Latham & Watkins may provide legal advice on the structure of compensation programs, Latham & Watkins does not determine the amount or form of compensation for any named executive officers. We do not use Latham & Watkins for services outside of those provided to the Compensation Committee.

How We Use Peer Group, Survey and Benchmarking Data

With the assistance of our human capital department, the Compensation Committee identified a “peer group” of companies for 2013 that compete with us in the labor and capital markets and that follow similar compensation models. The peer group that the Compensation Committee reviewed to ensure that our total compensation is within a reasonably competitive range included: Acxiom Corporation, Convergys Corporation, DST Systems, ExlService Holdings, Fair Isaac, FTI Consulting, Inc., ICF International, IGate, Insperity, Inc., Interactive Intelligence, Sapient, Sykes Enterprises Incorporated, Syntel, TrueBlue and West Corporation. The Compensation Committee selected this group of companies because they are in the same or similar industries, they compete with us for executive talent and they employ similar executive compensation models. The Compensation Committee reviews the compensation practices of this peer group to effectively design compensation arrangements to attract new executives in our highly competitive, rapidly changing markets and to confirm proper levels of compensation for our named executive officers. This peer group data is one factor the Compensation Committee uses in establishing targeted base salaries (targeted at the 50th percentile of peer group base salary compensation for executive officers performing the same or similar roles) and discretionary performance-based cash incentive awards (targeted at the 75th percentile of peer group incentive bonus awards for executive officers performing the same or similar functions) and otherwise determining the mix of equity awards, cash incentives, and base salaries. The peer group data, however, is not a definitive or dispositive factor in making such compensation decisions. Moreover, the Compensation Committee does not adhere to strict formulas, benchmarking or its review of this peer group data to determine the mix of compensation elements. Instead, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each named executive officer as well as our overall financial performance.

How We Use Employment Agreements

From time to time, we have entered into employment agreements with senior executive officers, including some of the named executive officers. The Compensation Committee reviews but does not have to approve employment agreements with senior executive officers, except the Chief Executive Officer and Chief Financial Officer of TeleTech.

As a matter of policy, TeleTech does not enter into employment agreements with its employees except in circumstance when required to do so by law or in special circumstances when management believes that such agreements are desirable and necessary to attract an executive or retain an executive in light of market conditions. Based on an evaluation of these factors, the Company previously entered into employment agreements with Mr. Tuchman and Ms. Paolillo.

Tuchman Agreement. Mr. Tuchman is entitled to receive an annual base salary. On March 8, 2012, the Compensation Committee approved a request from Mr. Tuchman to waive his right to the full amount of his base salary as set forth in his employment agreement and instead to receive a base salary of $1 per year effective 2012. Mr. Tuchman is also entitled to participate in all other employee benefit plans, in each case, on terms and conditions no less favorable than the terms and conditions generally applicable to his peers.

Paolillo Agreement. Ms. Paolillo is entitled to receive a base salary and is eligible to receive additional incentive compensation and discretionary cash bonuses, as may be determined by the Compensation Committee from time to time.

In 2013, TeleTech entered into employment agreements with Mr. Gallacher and Mr. Shepherd at the time of their hiring. Mr. Gallacher is entitled to receive a base salary, a guaranteed bonus for 2013, which was paid in March 2014, and is eligible to receive additional incentive compensation and discretionary cash bonuses, as may be determined by the Compensation Committee from time to time. Mr. Shepherd is entitled to receive a base salary, a guaranteed bonus for 2013, which was paid in March 2014, and is eligible to receive additional incentive compensation and discretionary cash bonuses, as may be determined by the Compensation Committee from time to time. Employment agreement provisions relating to severance, termination and change-in-control are discussed in greater detail in the “Executive Compensation Tables” section under the heading “Potential Payments upon Termination or Change in Control—Employment Agreements.”

How We Determine Executive Compensation

Compensation Committee Determines All Executive Compensation

The Compensation Committee determines all compensation for the named executive officers on an annual basis. The Compensation Committee conducts a subjective evaluation of the performance of each named executive officer to determine if any changes in the officer’s compensation are appropriate. The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions about his compensation. At the Compensation Committee’s request, however, the Chief Executive Officer and the Executive Vice President, Chief Administrative and Financial Officer review with the Compensation Committee the performance of the other named executive officers. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other named executive officers in its subjective evaluation because of his direct knowledge of each officer’s performance and contributions.

The Compensation Committee reviews peer group data as described above under “Executive Compensation Program Overview and Design Principles—How We Use Peer Group, Survey and Benchmarking Data.” The Compensation Committee, however, does not base its aggregate compensation decisions on such peer group data, but rather utilizes it as a measure of the competitive market for executive talent in our industry. The Compensation Committee also does not adhere to strict formulas to determine the mix of equity awards, cash incentives and base salaries. The Compensation Committee can and does consider our objective financial results in its subjective evaluation of each named executive officer’s performance. However, other than the funding of our discretionary performance-based cash incentive awards, there is no formulaic tie between our financial results and the Compensation Committee’s evaluation of the performance of each named executive officer. See “2013 Financial Performance and Discretionary Performance-Based Cash Incentive Award Funding” in this section for more information regarding funding of the discretionary performance-based cash incentive awards. The Compensation Committee also considers various factors in exercising its discretion to determine the composition and amount of compensation for each named executive officer. The ability to impose subjective judgment and to consider various factors in its discretion, rather than relying on a formulaic approach, provides important flexibility in determining compensation components and the amount of compensation required to retain current executives, to attract new executives in our highly competitive, rapidly changing markets and to confirm appropriate levels of compensation for our named executive officers. For each named executive officer, the Compensation Committee determines the amount of each component of compensation under our executive compensation program using subjective criteria, based on each named executive officer’s impact on our overall performance by examining the following “success factors”:

•        Contribution to our overall operating effectiveness, strategic success and profitability;

•        Role in developing and maintaining key client relationships;

•        Level of responsibility, scope, and complexity of such named executive officer’s position relative to other named executive officers;

•        Leadership growth and management development over the past year;

•        Completion of strategic projects;

•        Innovations to continuously improve performance and open communications;

•        Ability to provide hands-on business problem solving and wise business decisions; and

•        Demonstration of business ownership.

The Compensation Committee selected these eight success factors because they believe they are important indicators of increased stockholder value. The success factors are not quantified or weighted for importance. The Compensation Committee’s use of the success factors is tied to the responsibilities of the named executive officers. For example, greater weight will be given to the “role in developing and maintaining key client relationships” for the Executive Vice President, Global Markets and Industries due to his responsibilities for overseeing sales operations, while greater weight will be given to “contribution to our overall operating effectiveness, strategic success and profitability,” and “completion of strategic projects,” among other factors, for the Chief Financial Officer and Chief Administrative Officer, for her responsibilities relating to our financial performance and growth.

Equity Awards

In determining the amount of any grant of an equity award to a named executive officer, the Compensation Committee reviews the outstanding equity awards of the named executive officer to determine whether additional awards are warranted in light of the Compensation Committee’s review of the named executive officer’s performance. The Compensation Committee then determines the actual award to any officer based on general reference to, but not benchmarked to, our peer group data for equity compensation for the executive officer’s role with us and as compared to our other executive officers and the relative performance of each other executive officer.

Vesting Conditions. All RSU awards to our named executive officers give the officer the right to receive a specified number of shares of common stock at no cost to the officer, if the terms of the grant are satisfied and the officer is continuously employed or serves on our Board through each vesting date. The Compensation Committee approves all equity awards and the grant date for any individual equity award is the date on which the Compensation Committee approves such grant. The Compensation Committee approves all equity awards at meetings of the Compensation Committee and does not generally use unanimous written consents for any equity award approvals. RSU awards typically vest over a period of four or five years. The named executive officer is generally not eligible to receive the shares if service is terminated before the RSUs vest. In addition, the vesting of RSUs may be affected by a change in control as discussed in the “Executive Compensation Tables” section under the heading “Potential Payments upon Termination or Change in Control.” The Compensation Committee also has the discretion to accelerate the vesting of any RSU or stock option.

2013 RSU Awards. In April 2013, as part of our annual equity award process for both named executive officers and other management personnel, the Compensation Committee took into account each named executive officer’s relative contributions to our operating results in 2012 as well as the overall competitiveness of each named executive officer’s compensation package in comparison with our “peer group” as described under “Executive Compensation Program Overview and Design Principles—How We Use Peer Group, Survey and Benchmarking Data.” Accordingly, the Compensation Committee granted 14,934 RSU awards to Ms. Paolillo and Mr. DeGhetto that vest over time in five equal installments through 2018, subject to continued employment.

2013 Stock Option Awards. Under our Equity Incentive Plans, stock options are authorized to be issued at the discretion of the Compensation Committee. During 2013, the Compensation Committee did not authorize the grant of any stock option awards to our named executive officers.

Funding for Discretionary Performance-Based Cash Incentives and Discretionary Cash Bonuses

Funding for discretionary performance-based cash incentive awards is determined throughout the year based on our achievement of annual revenue and operating income objectives in our internal business plan (excluding extraordinary, unusual or infrequently occurring events or changes in accounting principles). The Compensation Committee awards discretionary performance-based cash incentives to executive officers on an annual basis in the year following the year for which performance is measured. The Compensation Committee has the authority to reduce or entirely eliminate the funding of the discretionary performance-based cash incentive awards, in its sole discretion. See “2013 Financial Performance and Discretionary Performance-Based Cash Incentive Award Funding” in this section for more detail regarding funding of the discretionary performance-based cash incentive awards in 2013.

Additionally, the Compensation Committee may from time to time determine that additional funding should be provided outside of the discretionary performance-based cash incentive awards to fund discretionary bonuses for retention or to award executive officers and non-executive officer employees for their efforts during those years in which our annual revenue and operating income performance resulted in a low funding of discretionary performance-based cash incentive awards.

2013 Discretionary Performance-Based Cash Incentive Awards based upon 2012 Financial Performance

In March 2013, the Compensation Committee awarded discretionary performance-based cash incentive awards to our named executive officers for 2012 performance as follows: Ms. Paolillo $315,000 and Mr. DeGhetto $315,000. Mr. Tuchman communicated to the Compensation Committee prior to the determination of discretionary performance-based cash incentive awards that he did not desire to receive any such awards approved by the Compensation Committee.

2013 Financial Performance and Discretionary Performance-Based Cash Incentive Award Funding

Funding of the discretionary performance-based cash incentive awards is based on our achievement of corporate annual revenue and operating income targets which include all four of our business segments. In measuring our performance under both the revenue and operating income targets, we exclude certain one-time or unusual items which may occur during the year such as mergers, acquisitions, asset impairments, client credits, restructuring activities, abandonment charges, government grant claw backs, incentive benefit pool or 401(k) funding accruals or legal and settlement expenses.

For purposes of awards to be made in 2014 for 2013 performance, the Compensation Committee approved $1.9 million of discretionary performance-based cash incentive awards based on achievement of 2013 revenue results of $1.19 billion and operating income results of $101.4 million against the annual revenue targets of $1.215 billion to $1.240 billion and operating income targets of $112.4 million to $117.8 million. The 2013 operating income results were equitably adjusted by the Compensation Committee for purposes of determining discretionary performance-based cash incentive awards for events outside of the Company’s direct control such as foreign exchange fluctuations not reasonably capable of being hedged, impacts of transaction costs of unbudgeted acquisitions and asset divestitures (including non-cash accounting treatment of such transactions), and acts of god (such as weather and natural disasters), as well as other unusual events not capable of being reasonably planned or mitigated in Committee’s best judgment. Based upon these equitable adjustments, the 2013 revenue results of $1.21 billion and adjusted operating income results of $112.9 million were measured against the targets discussed above. Achievement at the 100 percent level for annual revenue and operating income targets in 2013 would have resulted in the funding of the discretionary performance-based cash incentive awards at $2.7 million based upon the amount of discretionary performance-based cash incentive awards that the named executive officers are collectively entitled to receive at 100 percent of their targets. See “2013 Cash Incentives – Strategic Objectives—2013 Discretionary Performance-Based Cash Incentive Payout” below for more information about payment targets. Failure to achieve minimum annual revenue and operating income targets in 2013 would have resulted in the failure to fund the discretionary performance-based cash incentive awards. As we performed between targets in 2013, the amount of discretionary performance-based cash incentive awards paid out was interpolated to reflect this performance.

While the discretionary performance-based cash incentive award targets are reset each year, the Compensation Committee seeks to set target levels for purposes of funding the discretionary performance-based cash incentive awards that are difficult to achieve, but achievable, if certain conditions are satisfied, including, in particular the following:

•        We continue to operate our business to our historic standards of efficiency, production and performance;

•        We continue to close sales with new and existing customers;

•        We continue to control our costs of conducting and growing our business and operations;

•        External market forces are consistent with expectations (at the time we establish our annual budgets) in the business process outsourcing market;

•        Clients we serve continue to remain financially sound and satisfy their contractual obligations to us; and

•        We do not experience unforeseen events, such as natural disasters, political or social instability or other casualty events that have a material adverse impact on our financial results.

Consequently, our ability to achieve the discretionary performance-based cash incentive award targets each year is heavily dependent not only upon factors within our control, but also upon current economic conditions and the conditions outlined above. For example, in 2010, we did not fund the discretionary performance-based cash incentive awards in any period other than the third quarter of 2010 for achievement of the operating income target for that quarter. In 2011, the Compensation Committee elected to eliminate 100 percent of the 2011 discretionary performance-based cash incentive awards due to our overall financial performance. Accordingly, there is uncertainty with respect to achieving the discretionary performance-based cash incentive award funding targets at the time they are set, and although our strong historical operating performance, favorable business process outsourcing market conditions and continued performance by clients with whom we contract have resulted in prior funding of discretionary performance-based cash incentive awards, prior years have demonstrated that past performance is not a guarantee of future performance and that the Compensation Committee has set targets at levels designed to challenge management. Therefore, the targets set each year, provide our named executive officers with a reasonable, although not certain, expectation of receiving cash incentives through discretionary performance-based awards.

In addition, the determination of cash incentives through discretionary performance-based awards or through discretionary cash bonuses are subjective and subject to the discretion of the Compensation Committee, which has retained complete authority and discretion to decide whether to make any cash incentive awards and, if made, the amount of such awards.

2013 Cash Incentives – Strategic Objectives

The Compensation Committee bases its decision to award cash incentives through discretionary performance-based awards and discretionary cash bonuses to individual named executive officers, if any, primarily on subjective criteria relating to achievement of our strategic objectives. Specifically, the Compensation Committee subjectively bases its decision to award cash incentives on the eight success factors described above in this section under “Compensation Committee Determines All Executive Compensation,” including such considerations as (i) company-wide business results, including revenue, gross margin, operating income and free cash flow on a consolidated basis, indicators such as total company bookings, client retention, employee retention and overhead efficiencies, and support, enablement and monetization of cross-company organic and inorganic investments; (ii) business segment results, including revenue, gross margin, operating income and free cash flow on a business segment basis, indicators such as business segment bookings, client retention, client profitability, employee retention and employee productivity on a business segment basis, and delivery against business segment organic and inorganic investments; and (iii) execution against strategy to deliver on a long term plan to meet revenue and operating income goals. While the Compensation Committee can and does consider objective financial results in its subjective evaluation of an executive officer’s performance, there is no formulaic tie between the financial results and the amount of the cash incentives under discretionary performance-based awards or discretionary cash bonuses. Further, the Compensation Committee exercises discretion in determining to award discretionary performance-based cash incentives rather than relying on a formulaic approach. The Compensation Committee generally determines whether to award a discretionary performance-based cash incentive, and the amount of any such award, to named executive officers in February of the year following the year for which performance is measured. After the Compensation Committee determines whether to award and the amount of the awards of discretionary performance-based cash incentives to named executive officers, the Company generally pays those bonuses in the next 30 days.

The discretionary performance-based cash incentive awards do not provide for the adjustment or recovery of amounts paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller award.

2013 Discretionary Performance-Based Cash Incentive Payout. For 2013, the Compensation Committee targeted the discretionary performance-based cash incentive awards for named executive officers at the 75th percentile of bonus compensation for our peer group companies based on our peer group data (as discussed above under “Executive Compensation Program Overview and Design Principles—How We Use Peer Group, Survey and Benchmarking Data”).

In March 2014, the Compensation Committee awarded discretionary performance-based cash incentive awards to the named executive officers for 2013 performance as follows: Ms. Paolillo $400,000; Mr. DeGhetto $500,000; Mr. Gallacher $350,000 and Mr. Shepherd $500,000. Mr. Tuchman communicated to the Compensation Committee prior to the determination of discretionary performance-based cash incentive awards that he did not desire to receive any such awards approved by the Compensation Committee.

The table below shows the target and actual discretionary performance-based cash incentive award amounts paid to each named executive officer in 2014 for 2013 performance as a percentage of base salary.

	Cash Incentives—Percentage of Base Salary
Title	Target	Actual
Chairman of the Board and CEO	0%[1]	0%[1]
Executive Vice President, Chief Administrative and Financial Officer	160%	107%
Executive Vice President, Customer Management Services	123%	133%
Executive Vice President, Global Markets and Industries	147%	88%[2]
Executive Vice President, Customer Strategy and Technology Services	125%	111%[2]

1  Mr. Tuchman communicated to the Compensation Committee prior to the determination of discretionary performance-based cash incentive awards that he did not desire to receive such awards.

2  Represents guaranteed bonus as agreed under Mr. Gallacher’s and Mr. Shepherd’s employment agreement.

2013 Discretionary Bonuses. The Compensation Committee did not award any discretionary cash bonuses to the named executive officers in 2013.

2013 Base Salaries

The Compensation Committee analyzed benchmarks for competitive base salaries using the “peer group” described above under “Executive Compensation Program Overview and Design Principles—How We Use Peer Group, Survey and Benchmarking Data.” Generally, the Compensation Committee targeted the base salaries of our named executive officers for 2013 at the 50th percentile of the peer group. Based on these targets, the Compensation Committee approved a base salary increase for Mr. DeGhetto from $350,000 to $375,000. Base salaries for the other named executive officers were in line with targets, with the exception of Mr. Tuchman’s base salary which is described below, and accordingly, no adjustments were made to base salaries for named executive officers other than Mr. DeGhetto.

CEO Compensation

The independent members of our Board, at the recommendation of the Compensation Committee, determine adjustments to the CEO’s compensation and evaluate the performance of the CEO. Historically, our Board has compensated Mr. Tuchman primarily through grants of equity and not through cash compensation under discretionary performance-based cash incentive awards, discretionary cash bonuses or base salary. Our Board believes that focusing Mr. Tuchman’s compensation on equity awards better aligns the CEO compensation with the interests of stockholders.

In 2012, the Compensation Committee approved a request from Mr. Tuchman to waive his right to the full amount of his base salary under his employment agreement and instead receive a base salary of $1 per year. Additionally, in 2013, Mr. Tuchman communicated to the Compensation Committee prior to the determination of discretionary performance-based cash incentive awards or discretionary cash bonuses that he did not desire to receive any discretionary performance- based cash incentive award or discretionary cash bonus. Mr. Tuchman received additional compensation in the amount of approximately $58,747 in 2013, as discussed in the “Executive Compensation Tables” section under the heading “All Other Compensation Table.”

Tax and Accounting Considerations

Limitations on the Deductibility of Compensation. Under section 162(m) of the Code, unless certain exceptions apply, no tax deduction is allowed for annual compensation in excess of $1 million paid to our principal executive officer and three most highly compensated executive officers other than our principal financial officer unless it qualifies as “performance- based compensation” that is based upon performance criteria that has been disclosed to and approved by stockholders before the payment of such compensation. Performance-based compensation qualifying under section 162(m), among other requirements, must be payable only upon attainment of pre-established, objective performance goals that were established by a Board committee that consists only of “outside directors.” In 2013, the Compensation Committee did not award any equity-based or other compensation that would meet the performance-based compensation requirements of section 162(m). Discretionary performance-based cash incentive awards do not meet the requirements for exempt performance-based compensation under section 162(m). In the future, the Compensation Committee will use its discretion to determine whether to make awards that satisfy the “qualified performance-based compensation” requirements of section 162(m) in order to maximize tax deductibility of executive compensation, while balancing the interests of our stockholders and the most appropriate methods and approaches for the design and delivery of compensation to our named executive officers.

Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with section 409A. In 2008, we revised several of our compensation plans and agreements with technical changes designed to cause nonqualified deferred compensation payable under such plans and agreements to comply with, or be exempt from, section 409A. We provide certain executives, including our named executive officers, with the opportunity to contribute all or a portion of their salaries, cash incentives or discretionary cash bonuses to a deferred compensation plan. We do not provide deferred compensation to the named executive officers in excess of their individual contributions.

Accounting Considerations. The Compensation Committee also considers the accounting and cash flow implications of our executive compensation program. In our financial statements, we record salaries and cash incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require us to record equity awards as an expense in our financial statements even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the guidance in FASB ASC Topic 718. The Compensation Committee believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash compensation expense associated with them.

Compensation Risk Assessment

As discussed above under the heading “Board’s Role in Our Risk Management,” annually we conduct an assessment of our compensation policies and practices for all employees. We review and discuss the results of this assessment with the Compensation Committee. Based upon this assessment, review and discussion, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Executive Compensation Tables

Summary Compensation Table for 2013

The following table sets forth the compensation for the services in all capacities to us and our subsidiary companies for the years ended December 31, 2013, 2012 and 2011 of (1) our CEO, (2) our CFO; and (3) the three most highly compensated executive officers, other than the CEO and CFO, employed by us as of December 31, 2013, whose total annual salary and bonus exceeded $100,000, referred to as the “named executive officers” in this Proxy Statement:

Name and Principal Position	Year	Salary ($)	Bonus($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

Kenneth D. Tuchman (Chief Executive Officer)	2013	1	–	–	–	–	301,856	58,747	360,604
	2012	78,078	–	–	–	–	180,817	60,462	319,357
	2011	350,000	–	–	–	–	–	65,781	415,781
Martin F. DeGhetto (Executive Vice President Customer Management Services)	2013	370,481	–	317,497	–	315,000	–	52,463	1,055,441
	2012	340,385	–	390,250	–	–	–	35,325	765,960
	2011	300,000	150,000	2,086,000	–	–	–	32,995	2,568,995
Charles Keith Gallacher (Executive Vice President, Global Markets and Industries)	2013	215,385	85,000	1,785,750	–	–	–	2,812	2,088,947
	2012	–	–	–	–	–	–	–	–
	2011	–	–	–	–	–	–	–	–
Regina M. Paolillo (Executive Vice President, Chief Administrative and Financial Officer)	2013	375,000	–	317,497	–	315,000	202,896	16,022	1,226,415
	2012	375,000	350,000	1,689,000	–	–	18,776	8,817	2,441,593
	2011	46,154	–	3,462,000	1,302,167	–	–	–	4,810,321
Brian A. Shepherd (Executive Vice President, Customer Strategy and Technology Services)	2013	398,647	–	1,374,750	–	–	–	29,091	1,802,488
	2012	–	–	–	–	–	–	–	–
	2011	–	–	–	–	–	–	–	–

1       Amounts are discretionary cash bonus payments and sign-on bonus payments outside of the discretionary performance-based cash incentive awards that are not subject to pre-established and communicated performance measures. Discretionary bonuses are paid in the first quarter of the year following the year for which such bonus was awarded and sign-on bonuses are generally paid at the time of hire.

2       Amounts were calculated pursuant the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted and assume with regard to performance vesting RSUs, if any, achievement of the maximum performance targets.

3       Amounts are annual discretionary performance-based cash incentive awards payments that are awarded based upon the Compensation Committee’s subjective assessment of each named executive officer’s performance under pre-established and communicated performance measures (specifically, the success factors described above in the section entitled “Compensation Discussion and Analysis” under the headings “How We Determine Executive Compensation—Compensation Committee Determines All Executive Compensation” and “How We Determine Executive Compensation—2013 Cash Incentives-Strategic Objectives”) and were paid during the first quarter of 2013 based on prior year performance.

4       Amounts are summarized below in the section entitled “Nonqualified Deferred Compensation Table.”

5       Amounts are summarized below under the heading “All Other Compensation Table.”

The Summary Compensation Table should be read in conjunction with additional tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the RSU awards granted in 2013, provides information regarding the long-term equity incentives awarded to named executive officers in 2013. The Outstanding Equity Awards at Year-End and Option Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The base salary for Mr. Tuchman was initially established in his employment agreement with us at $250,000. The Compensation Committee subsequently approved an increase in the base salary for Mr. Tuchman to $350,000 prior to his request in March 2012 to reduce his annual salary to $1. Mr. Tuchman’s employment agreement is described below under “Potential Payments Upon Termination or Change in Control—Employment Agreements.”

Nonqualified Deferred Compensation Table

Named executive officers have the opportunity to contribute all or a portion of their salaries, discretionary cash bonuses or cash incentive awards to a deferred compensation plan. We do not provide deferred compensation to the named executive officers in excess of their individual contributions. The following table summarizes activity in our deferred compensation plan during 2013 for our named executive officers:

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year($)[2]	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal YearEnd($)[3]
Kenneth D. Tuchman	–	–	301,856	–	1,844,745
Martin F. DeGhetto	–	–	–	–	–
Charles Keith Gallacher	–	–	–	–	–
Regina M. Paolillo	352,868	–	202,896	–	927,185
Brian A. Shepherd	–	–	–	–	–

1  Amounts set forth in this column are included in “Salary,” “Bonus” and/or “Non-Equity Incentive Plan” compensation columns of the Summary Compensation Table above for the named executive officers.

2  Amounts set forth in this column are included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table above for the named executive officers.

3  Amounts set forth in this column were reported as compensation to the named executive officers in the Summary Compensation Table for 2012 and previous years.

All Other Compensation Table

The following table describes the perquisites and other compensation received by the named executive officers during 2013:

Perquisite	Mr. Tuchman	Ms. Paolillo	Mr. DeGhetto	Mr. Gallacher	Mr. Shepherd
Use of Aircraft	$ 4,357	–	$14,275	–	–
Automobile	$ 33,952	–	–	–	–
Executive Health/Dental/Vision Premiums	$ 16,715	$ 5,441	$19,955	$2,708	–
Group Term/Executive Life Premiums	$ 410	$ 768	$10,768	$ 104	$ 218
Deferred Death Benefit	$ 3,313	–	–	–	–
401(k) Plan Matching Contributions	–	$ 9,813	$ 7,465	–	$ 2,596
Relocation	–	–	–	–	$26,277
Total	$58,747	$16,022	$52,463	$2,812	$29,091

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards reported in this “Grants of Plan-Based Awards” table refers to discretionary performance-based cash incentive award payments. The material terms of these incentive awards are described in the section entitled “Compensation Discussion and Analysis.” The following table sets forth information about the discretionary performance-based cash incentive awards or discretionary cash bonuses for the named executive officers in 2013 and the RSU stock awards to each named executive officer during 2013:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)[3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kenneth D. Tuchman	–	–	–	–	–	–	–	–	–	–	–
Martin F. DeGhetto	4/01/2013	237,500	462,500	687,500	–	–	–	14,934	–	21.26	317,497
Charles Keith Gallacher	6/07/2013	250,000	587,500	925,000	–	–	–	75,000	–	23.81	1,785,750
Regina M. Paolillo	4/01/2013	262,500	600,000	937,500	–	–	–	14,934	–	21.26	317,497
Brian A. Shepherd	2/20/2013	225,000	562,500	900,000	–	–	–	75,000	–	18.33	1,374,750

1       Amounts set forth in these columns are based on estimated future payouts for 2013 discretionary performance-based cash incentive awards. Mr. Tuchman has elected not to participate in prior year discretionary performance-based cash incentive awards and he again elected not to receive such awards for 2013. However, on December 31, 2013 Mr. Tuchman was still eligible to receive payments for such awards.

2       Amounts set forth in this column represent the number of shares underlying time-in-service based RSU awards.

3       Amounts set forth in this column represent the grant date fair value as determined pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted.

Outstanding Equity Awards at Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2013, including the vesting dates for the portions of these awards that had not vested as of that date. All equity awards listed below were issued from our Equity Incentive Plans.

		Options Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)[2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)
Kenneth D. Tuchman	11/4/2005	800,000	–	11.35	11/4/2015	–	–	–	–
	3/5/2010	–	–	–	–	75,000[3]	1,795,500	–	–
Martin F. DeGhetto	3/25/2010	–	–	–	–	12,500[9]	299,250	–	–
	3/4/2011	–	–	–	–	50,000[10]	1,197,000	–	–
	3/5/2012	–	–	–	–	20,000[11]	478,800	–	–
	4/1/2013	–	–	–	–	14,934[8]	357,520	–	–
Charles Keith Gallacher	6/7/2013	–	–	–	–	75,000[12]	1,795,500	–	–
Regina M. Paolillo	11/15/2011	–	150,000[4]	17.31	11/15/2021	75,000[5]	1,795,500	100,000[6]	2,394,000
	11/1/2012	–	–	–	–	80,000[7]	1,915,200	–	–
	4/1/2013	–	–	–	–	14,934[8]	357,520	–	–
Brian A. Shepherd	2/20/2013	–	–	–	–	75,000[13]	1,795,500	–	–

1       The dollar amounts are determined by multiplying (i) the number of shares or units reported by (ii) $23.94 (the closing price of our common stock on December 31, 2013, the last trading day of 2013).

2       The dollar amounts are determined by multiplying (i) the number of shares or units reported by (ii) $23.94 (the closing price of our common stock on December 31, 2013, the last trading day of 2013).

3       The unvested portion of this time-in-service-based RSU award is scheduled to vest on March 5, 2014, subject to continued employment.

4       The unvested portion of these performance-based Non-Qualified Stock Options vests over 6 years, with 16,666 shares eligible for vesting on December 31, 2014, 16,667 shares eligible for vesting on December 31, 2015, 16,667 shares eligible for vesting on December 31, 2016 and 100,000 shares eligible for vesting on December 31, 2017, with vesting of each tranche subject to satisfaction of performance-based criteria.

5       The unvested portion of this time-in-service-based RSU award vests in two installments, 33.33 percent vests November 15, 2014 and 66.67 percent vests November 15, 2015, subject to continued employment.

6       The unvested portion of this performance-based RSU is eligible for vesting on December 31, 2014.

7       The unvested portion of this time-in-service-based RSU award vests in four equal annual installments beginning on November 1, 2014 and on each anniversary thereafter, subject to continued employment.

8       The unvested portion of this time-in-service-based RSU award vests in five equal annual installments beginning on April 1, 2014 and on each anniversary thereafter, subject to continued employment.

9       The unvested portion of this time-in-service-based RSU award is scheduled to vest on March 25, 2014, subject to continued employment.

10    The unvested portion of this time-in-service-based RSU award vests in two equal annual installments beginning on March 4, 2014 and on the anniversary thereafter, subject to continued employment.

11    The unvested portion of this time-in-service-based RSU award vests in four equal annual installments beginning on March 5, 2014 and on each anniversary thereafter, subject to continued employment.

12    The unvested portion of this time-in-service-based RSU award vests in four installments beginning with 40 percent vesting on June 7, 2015 and three equal installments vesting on each anniversary thereafter, subject to continued employment.

13    The unvested portion of this time-in-service-based RSU award vests in four installments beginning with 40 percent vesting on February 20, 2015 and three equal installments vesting on each anniversary thereafter, subject to continued employment.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by named executive officers during 2013, and on the vesting of RSUs held by named executive officers during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)1
Kenneth D. Tuchman	75,000	1,440,750
Martin F. DeGhetto	42,500	835,675
Charles Keith Gallacher	–	–
Regina M. Paolillo	45,000	1,160,590
Brian A. Shepherd	–	–

1 The dollar amounts above for stock awards are determined by multiplying (i) the number of shares of common stock to which the vesting of the RSU related by (ii) the per-share closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements described below with respect to Mr. Tuchman, Ms. Paolillo, Mr. Gallacher and Mr. Shepherd outline the compensation and benefits that each of the named executive officers is entitled to receive upon termination. The employment agreement for Mr. Tuchman was amended in December 2008 in order to comply with the deferred compensation rules under section 409A of the Code. In February of 2014, the Compensation Committee approved a change in our severance policy for executive officers, including named executive officers.

Agreement with Kenneth D. Tuchman. We entered into an employment agreement with Mr. Tuchman, our Chairman and Chief Executive Officer, in October 2001. If, during the term, we terminate Mr. Tuchman’s employment other than for cause, death or disability or if Mr. Tuchman resigns for “good cause”, we will pay Mr. Tuchman as severance a sum equal to 24 months of Mr. Tuchman’s then current base salary, plus 24 months of continued fringe benefits that he would have been entitled to receive as of the date of his termination. For purposes of Mr. Tuchman’s employment agreement, good cause means (i) a material decrease in Mr. Tuchman’s base salary and/or a material decrease in Mr. Tuchman’s employee benefits (other than pursuant to a general reduction or modification of such salary or benefits generally applicable to our senior executives); or (ii) a material change in the responsibilities or duties assigned to Mr.Tuchman, as measured against Mr. Tuchman’s responsibilities or duties immediately prior to such change, that causes Mr. Tuchman to be of materially reduced stature or responsibility; or (iii) the occurrence of circumstances establishing constructive discharge under the common law of the State of Colorado, under which the Company’s conduct makes or allows Mr. Tuchman’s working conditions to become so intolerable that Mr. Tuchman has no reasonable choice but to resign. However, a constructive discharge does not exist unless a reasonable person would concur with Mr. Tuchman’s opinion that the working conditions are intolerable. In addition, all of Mr. Tuchman’s unvested stock options that would have vested under his option agreements during the 12 months following his date of termination will vest. In December 2008, the Compensation Committee authorized an amendment to Mr. Tuchman’s employment agreement in order to ensure that the severance payments would comply with, or be exempt from, the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. Under the amendment, the amounts due to Mr. Tuchman that are not exempt from section 409A of the Code will be payable to him in a lump sum within 60 days following the date of termination of Mr. Tuchman’s employment. Prior to the amendment, the amounts due were payable to Mr. Tuchman in 24 equal monthly installments after the termination of Mr. Tuchman’s employment. During Mr. Tuchman’s employment and for a period of three years thereafter, Mr. Tuchman is subject to non-competition, non-solicitation and confidentiality provisions. On March 8, 2012, the Compensation Committee approved a request from Mr. Tuchman to waive his right to the full amount of his base salary as set forth in Section 2 of his employment agreement and instead receive a base salary of $1 per year effective March 8, 2012.

Agreement with Regina M. Paolillo. We entered into an employment agreement with Ms. Paolillo on November 3, 2011. The employment agreement may generally be terminated by either us or by Ms. Paolillo upon 30 days’ written notice. However, if we terminate Ms. Paolillo’s employment without “Cause”, we will pay to Ms. Paolillo as severance a sum equal to one year of her then current base salary. “Cause” exists if, in our sole and absolute discretion, Ms. Paolillo engages in: (i) violation of any Company policy, procedure, guideline or agreement; (ii) theft, embezzlement, misappropriation of funds, or misuse of Company property or time; (iii) willful dishonesty causing harm to the Company; (iv) conviction of or a plea of guilty or nolo contendre to any felony, or to any misdemeanor involving dishonesty, fraud, abuse of trust, breach of fiduciary duty, physical or emotional harm to any person or moral turpitude or use, possession, or distribution of controlled substances; (v) conduct which the Company determines in its sole and absolute discretion to be disruptive and not in the best interest of the Company; (vi) unauthorized use of trade secrets or confidential information (or the Company’s reasonable belief that Ms. Paolillo has done so or has attempted to do so); (vii) repeated dishonesty or misrepresentation involving the Company or any of its affiliates or subsidiaries; (viii) violation of the Company’s Substance Abuse Policy; (ix) illegal gambling on the Company’s or any affiliate’s or subsidiary’s premises; (x) discriminatory or harassing behavior, whether or not illegal under federal, state or local law; (xi) making any statements, whether written or oral that disparage or defame the Company or any of its affiliates or subsidiaries; (xii) intentionally falsifying any document or making any false or misleading statement related to Ms. Paolillo’s employment by the Company; (xiii) or poor performance as determined by the Company’s Chief Executive Officer, in his sole discretion. Ms. Paolillo’s agreement provides that any severance payments would comply with, or be exempt from, the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. The amounts due to Ms. Paolillo that are not exempt from section 409A of the Code will be payable to her in a lump sum within 60 days following the date of termination of her employment. During Ms. Paolillo’s employment and for a period of one year thereafter, Ms. Paolillo is subject to non-competition provisions. During Ms. Paolillo’s employment and for a period of two years thereafter, Ms. Paolillo is subject to non-solicitation and confidentiality provisions.

Agreement with Charles Keith Gallacher. We entered into an employment agreement with Mr. Gallacher on June 3, 2013. The employment agreement may generally be terminated by either us or by Mr. Gallacher upon 30 days’ written notice. However, if we terminate Mr. Gallacher’s employment without “Cause”, we will pay to Mr. Gallacher as severance a sum equal to one year of his then current base salary. For the first two full years of employment commencing from the Employee’s Time-Based RSU grant date and up until the first day upon which the Time-Based RSU vests, “Cause” shall only include any of the following acts: (i) fraud, theft (or attempted theft), embezzlement (or attempted embezzlement), dishonest acts or illegal conduct; (ii) similar acts of willful misconduct of the Employee resulting in material damage to the Company; (iii) a material breach by the Employee of this Agreement that is not cured with fifteen (15) days following the Employee’s receipt of written notice of such breach from the Company; (iv) use of any unlawful controlled substance or use of alcohol to an extent that it interferes on a continuing and material basis with the performance of his duties under this Agreement, (v) a breach of his fiduciary duty that results in material impact to the Company and/or that results in personal profit to the Employee (as determined by the Company, in its sole discretion); (vi) unauthorized use of trade secrets or confidential information (or the Company’s reasonable belief that Employee has or attempted to do so); or (vii) aiding a competitor of the Company or its affiliates or subsidiaries. Following the first vesting date of the Employee’s new hire RSU grant date, “Cause” shall include all of the acts set forth above and shall also include: (viii) failure by the Employee in the performance of his duties that results in a material adverse effect on the Company, which, in the case of such failure is capable of being cured, is not cured to the satisfaction of the Company within thirty (30) days) after the Company gives the Employee notice of such failure. Mr. Gallacher’s agreement provides that any severance payments would comply with, or be exempt from, the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. The amounts due to Mr. Gallacher that are not exempt from section 409A of the Code will be payable to him in a lump sum within 60 days following the date of termination of his employment. During Mr. Gallacher’s employment and for a period of one year thereafter, Mr. Gallacher is subject to non-competition provisions.

Agreement with Brian A. Shepherd. We entered into an employment agreement with Mr. Shepherd on January 29, 2013. The employment agreement may generally be terminated by either us or by Mr. Shepherd upon 30 days’ written notice. However, if we terminate Mr. Shepherd’s employment without “Cause”, we will pay to Mr. Shepherd as severance a sum equal to one year of his then current base salary. “Cause” shall include any of the following acts: (i) fraud, theft (or attempted theft); embezzlement (or attempted embezzlement), dishonest acts or illegal conduct; (ii) similar acts of willful misconduct of the Employee resulting in material damage to the Company; (iii) serious neglect by the Employee in the performance of his duties that results, in the reasonable judgment of the CEO, in a material adverse effect on the Company, which, in the case of such neglect which is capable of being cured, is not cured to the reasonable satisfaction of the CEO with fifteen (15) days after the Company gives the Employee written notice of such neglect; (iv) a material breach by the Employee of this Agreement that is not cured with fifteen (15) days following the Employee’s receipt of written notice of such breach from the Company; (v) use of any unlawful controlled substance or use of alcohol to an extent that it interferes on a continuing and material basis with the performance of his duties under this Agreement, (vi) a breach of his fiduciary duty that results in material impact to the Company and/or that results in personal profit to the Employee (as determinate by the Company, in its sole discretion). Mr. Shepherd’s agreement provides that any severance payments would comply with, or be exempt from, the deferred compensation rules of the Internal Revenue Service and therefore, would not trigger additional taxation under section 409A of the Code. The amounts due to Mr. Shepherd that are not exempt from section 409A of the Code will be payable to his in a lump sum within 60 days following the date of termination of his employment. During Mr. Shepherd’s employment and for a period of one year thereafter, Mr. Shepherd is subject to non-competition provisions.

Change in Control

The stock option and RSU agreements with the named executive officers have provisions for accelerated vesting if there is a change in control of TeleTech. Such vesting occurs on the effective date of a change in control. As defined in those agreements, a change of control means the occurrence of any one of the following events: (1) any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation; (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of TeleTech (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51 percent of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51 percent of the then outstanding common stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition; (3) approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval; (4) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51 percent or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further, that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any subsidiary; or (5) if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the “continuing directors”) who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.

As of December 31, 2013, our standard option agreement for the named executive officers (as well as all individuals who are employed at the vice president level or higher) contained a provision whereby the vesting of such stock options (which typically have a four or five year vesting period) would accelerate by a period of two years immediately upon the occurrence of a change in control. On February 17, 2010, the Compensation Committee approved an amendment to the form of RSU Agreements governing the RSUs currently outstanding and held by our executive officers in order to address an ambiguity in such agreements and clarify that all unvested RSUs held by such executive officers will immediately vest on the effective date of a change in control of TeleTech. The intent of the original agreement was to provide full vesting for executive officers upon a change in control because such executive officers are at the most risk to have their employment terminated upon the occurrence of a change in control.

The following table lists the named executive officers and the estimated amounts they would have become entitled to on December 31, 2013: (1) upon termination without cause or resignation for good cause; (2) upon termination for cause or voluntary resignation; (3) upon death; (4) upon disability; and (5) upon a change in control occurring on such date and if the named executive officer’s employment was terminated upon the change in control:

Change of Control Table

		Termination
		Without Cause	Termination
		or Resignation	for Cause
		for Good Cause	or Voluntary			Change in
Name		($)	Resignation ($)	Death ($)	Disability ($)[1]	Control ($)
Kenneth D. Tuchman	Cash	2	—	—	3,000	2
	Equity Acceleration[2]	—	—	—	—	1,795,500
	Continued Benefits[3]	116,758	—	—	—	116,758
	Accidental Death & Dismemberment Insurance (“AD&D”)	—	—	200,000	200,000	—
	Life Insurance	—	—	200,000[4]	—	—
	Total	116,760	—	400,000	203,000	1,912,260

Martin F. DeGhetto	Cash[5]	375,000	—	—	3,000	375,000
	Equity Acceleration[2]	—	—	—	—	2,332,570
	Continued Benefits	—	—	—	—	—
	AD&D	—	—	200,000	200,000	—
	Life Insurance	—	—	3,649,000[6]	—	—
	Total	375,000	—	3,849,000	203,000	2,707,570

Charles Keith Gallacher	Cash	400,000	—	—	33,333	400,000
	Equity Acceleration[2]	—	—	—	—	1,795,500
	Continued Benefits	—	—	—	—	—
	AD&D	—	—	200,000	200,000	—
	Life Insurance	—	—	200,000[4]	—	—
	Total	400,000	—	400,000	233,333	2,195,500

Regina M. Paolillo	Cash	375,000	—	—	31,250	375,000
	Equity Acceleration[2]	—	—	—	—	6,462,220
	Continued Benefits	—	—	—	—	—
	AD&D	—	—	200,000	200,000	—
	Life Insurance	—	—	200,000[4]	—	—
	Total	375,000	—	400,000	231,250	6,837,220

Brian A. Shepherd	Cash	900,000	—	—	37,500	900,000
	Equity Acceleration[2]	—	—	—	—	1,795,500
	Continued Benefits	—	—	—	—	—
	AD&D	—	—	200,000	200,000	—
	Life Insurance	—	—	200,000[4]	—	—
	Total	900,000	—	400,000	237,500	2,695,500

1 Represents one month of short term disability.

2 Dollar amounts set forth in this row represent the aggregate of: (i) the number of unvested RSUs that would vest upon a change in control multiplied by $23.94, the closing price of our common stock on December 31, 2013; and (ii) the number of unvested stock options that would vest upon a change in control multiplied by the excess of $23.94 over the exercise price of such stock options.

3 Pursuant to his employment agreement, Mr. Tuchman is entitled to receive the value of “continued benefits,” including personal use of the Company aircraft, an automobile allowance, executive health, dental and vision insurance premiums, life insurance premiums, deferred death benefits and 401(k) plan matching contributions, in a lump sum equal to two times the value of each such benefit as reported in the summary compensation table of the Company’s proxy statement for the prior year.

4 Includes $200,000 of basic life insurance provided by the Company.

5 Mr. DeGhetto participates in our Severance Pay Plan, which is available to all named executive officers.

6 Includes $200,000 of basic life insurance and a $3,449,000 executive life insurance policy provided by the Company.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2013, the number of shares of our common stock to be issued upon exercise of outstanding options, RSUs, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity-based compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column
Equity compensation plans approved by security holders	3,194,049[1]	13.43[2]	1,713,152
Equity compensation plans not approved by security holders	–	–	–
Total	3,194,049	13.43	1,713,152

1 Includes options to purchase 1,220,474 shares and 1,973,575 RSUs issued under our equity incentive plans.

2 Weighted average exercise price of outstanding stock options; excludes RSUs, which have no exercise price.

COMPENSATION COMMITTEE REPORT

We evaluate and establish compensation for TeleTech executive officers and oversee the equity-based compensation plans and other management incentives and perquisite programs. Management has primary responsibility for TeleTech’s financial reporting and disclosure processes, including disclosure of executive compensation. Within the context of this division of responsibilities between the Committee and management, the Compensation Committee has reviewed and discussed with management the disclosures included in the section entitled “Executive Compensation – Compensation Discussion and Analysis” of the Proxy Statement. Based upon this review and discussion, the Compensation Committee was satisfied that the disclosure fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with respect to TeleTech’s executive compensation and recommended to our Board that the section entitled “Executive Compensation – Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

Anjan Mukherjee, Chair

Gregory A. Conley

Robert Frerichs

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Accountants

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since May of 2007. The following table shows the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012 (amounts in thousands).

	2013	2012
Audit fees	$2,716	$2,594
Audit-related fees	$ 72	$ 88
Tax fees	$ 64	$ 43
All other fees	$ 294	$ 391
Total	$3,146	$3,116

Audit Fees

This category includes the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness of our internal controls over financial reporting, as well as the audit of the effectiveness of our internal control over financial reporting included in our 2013 Annual Report on Form 10-K and as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for current and prior years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-related Fees

This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Audit-related fees included accounting consultations and other attestation procedures.

Tax Fees

This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax planning and compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees

This category consists of professional services provided by PricewaterhouseCoopers LLP related to human capital and expatriate services and other nonrecurring miscellaneous services.

The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with their independence and determined that it is compatible. All of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee pursuant to its policy on pre-approval of audit and permissible non-audit services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by PricewaterhouseCoopers LLP to us must be permissible under Section 10A of the Securities Exchange Act of 1934, as amended, and must be pre-approved in advance by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit service projects with a total cost of up to $200,000 per fiscal year. However, if pre-approval is obtained from the Audit Committee Chair, the service may be performed but must be ratified by the Audit Committee at the next scheduled meeting. In accordance with this policy, the Audit Committee pre-approved all services performed and to be performed by PricewaterhouseCoopers LLP.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1: Election of Directors

We are seeking your support to elect seven candidates who we have nominated to serve on our Board. We believe that these candidates have qualifications and experience appropriate for a public business process outsourcing, technology, and strategic consulting company with operations throughout the world. The Board believes that the nominees have the experience and perspective to guide the Company as we continue our transformation from a customer care business process outsourcing company to a global integrated customer engagement service provider. The candidates also have the experience necessary to support TeleTech as we compete in global markets, innovate, and adjust to rapidly changing technologies, business cycles and client demands. Each member of our Board is elected for a term of one year. Our Board, on the recommendation of the Nominating and Governance Committee, is recommending to stockholders that the following candidates be elected to the Board at the Annual Meeting. Each candidate is currently a TeleTech director and each has confirmed his willingness to serve.

Director	Age	Director Since	Independent	Qualifications

Kenneth D. Tuchman	54	1994		• Global executive • TeleTech founder
James E. Barlett	70	2000		• Global CEO experience • Public company director
Tracy L. Bahl	52	2013	✓	• Private equity executive • Healthcare
Gregory A. Conley	59	2012	✓	• Global CEO experience • Technology
Robert N. Frerichs	62	2012	✓	• Public company director • Business process outsourcing
Shrikant Mehta	70	2004	✓	• International experience • Innovation
Anjan Mukherjee	40	2009	✓	• Private equity executive • M&A and investment advice

Robert M. Tarola will not be standing for re-election to the Board at the 2014 Annual Stockholders Meeting. The Board will fix the number of directors at seven effective the date of the Annual Meeting. Those elected to TeleTech Board at 2014  Annual will hold office until the next Annual Meeting and until their respective successors are duly elected and qualified.

If any of the nominees become unable or unwilling to serve, shares represented by valid proxies will be voted FOR the election of such other person as our Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

Nominations of Directors

While our Board and its Nominating and Governance Committee have not set specific minimum qualifications for director qualifications, they believe that it is important that TeleTech directors, as a group, have the following attributes:

•   Exceptional business savvy and leadership experience;

•   Highest integrity;

•   Public company board experience;

•   Diversity of perspectives;

•   Global/international experience;

•   Industry and technical experience relevant to TeleTech business and aligned with its growth strategy;

•   Financial expertise;

•   Knowledge of our client verticals;

•   Objective, independent and pragmatic approach to business decisions;

•   Good business judgment proven in prior roles;

•   Willingness to devote time and attention to TeleTech’s affairs and its stockholders’ interests, and

•   Appreciation of the role of the corporation in society and commitment to sustainable business strategy.

As part of the nomination process the Nominating and Governance Committee carefully considers strategic objectives of the Company and evaluates them against the Board composition and skill set of each director. The Nominating and Governance Committee considers potential candidates for membership on the Board of Directors throughout the year based on the recommendations brought forward by members of the Board, members of management, professional executive search firms, and stockholders. When evaluating candidates for recommendation to stand for election to the Board , the Nominating and Governance Committee considers each potential nominee’s skills, experience in areas of current significance to the Company, diversity, independence, the Board’s skills as a group, and the candidates ability to devote adequate time to Board’s duties. Candidates selected by the Nominating and Governance Committee are recommended to our Board for consideration and the Board recommends the candidates as a nominated slate to stockholders.

In July 2013, in addition to directors elected to the TeleTech Board at the 2013 Annual Meeting of Stockholders, Mr. Tracy L. Bahl was appointed to the Board to provide Healthcare vertical expertise. Mr. Bahl was identified as a candidate after an extended search on the recommendation of the Nominating and Governance Committee. This appointment was for a partial term until the next regularly scheduled Annual Meeting of Stockholders.

The Nominating and Governance Committee will consider stockholder recommendations for Board candidates if the names and qualifications of such candidates are submitted in writing to our Corporate Secretary in accordance with our Amended and Restated Bylaws, applicable rules and regulations of the U.S. Securities and Exchange Commission and NASDAQ Stock Market and the notice provisions for stockholder proposals discussed in the section entitled “Additional Information - Next Annual Meeting of Stockholders.” The Nominating and Governance Committee considers properly submitted stockholders nominees in the same manner as it evaluates other candidates.

2014 Director Nominees

Kenneth D. Tuchman

Age: 54

Director since 1994

Mr. Tuchman founded TeleTech’s predecessor company in 1982 and has served as the Chairman of the Board since 1994. Mr. Tuchman served as TeleTech President and Chief Executive Officer from 1994 until 1999 and resumed the position in 2001. Mr. Tuchman is a director of the Tuchman Family Foundation and Wapiti Oil & Gas II, LLC.

Mr. Tuchman has more than 30 years experience in the business process outsourcing industry, driving innovation growth and profitability in all economic cycles. As the founder and a controlling stockholder of TeleTech, Mr. Tuchman is an essential member of our Board of Directors.

James E. Barlett

Age: 70

Director since 2000

Mr. Barlett has served as the Executive Vice Chairman since 2001. Mr. Barlett currently serves on the board of directors of Celanese Corporation, a NYSE listed producer of specialty and intermediate chemical products. Between 1999 and 2009, he served on the Board of Directors for Korn Ferry International, a NYSE listed provider of executive search and placement services. Between 1994 and 2001, Mr. Barlett served as the president and chief executive officer of Galileo International, Inc. (now part of Travelport Limited), a provider of electronic global distribution services for the travel industry. Between 1997 and 2001, Mr. Barlett was the chairman of Galileo’s Board of Directors. Prior to joining Galileo, Mr. Barlett served as executive vice president of worldwide operations and systems and member of international operating committee for MasterCard International Corporation, a NYSE listed global provider of transaction processing and consulting services. Mr. Barlett also served as executive vice president of operations for NBD Bancorp (now part of J.P. Morgan), a NYSE financial services company, and Vice Chairman of Cirrus, Inc. (part of MasterCard and an early developer of global ATM services). Mr. Barlett was a partner with Touche Ross & Co. (now Deloitte & Touche LLP).

Mr. Barlett’s extensive public company experience, his domestic and international executive leadership experience, financial services industry experience and his unique international travel process solutions experience bring valuable skills for our global public company. Mr. Tuchman has agreed to vote shares he beneficially owns in favor of Mr. Barlett’s re-election as a director.

Tracy L. Bahl

Age: 52

Director since 2013

Mr. Bahl currently serves as an executive vice president, health plans for CVS Caremark. Since 2007, Mr. Bahl has served as a special advisor to General Atlantic, a leading global growth equity firm with U.S. $20 billion in capital, and its portfolio companies, including since February 2013, a member of the Board of Directors of MedExpress, a chain of urgent care service centers throughout the United States; and between 2008 and 2011 as the executive chairman for Emdeon, a provider of health information exchange and revenue cycle management solutions. Between 1998 and 2007, Mr. Bahl held various senior executive positions as part of UnitedHealth Group, including between 2004 and 2007 as the chief executive officer of Uniprise, a U.S. $7 billion division of UnitedHealth Group; between 2002 and 2004 as chief marketing officer for UnitedHealth Group; and between 1998 and 2002 as the president of Uniprise Strategic Solutions. Prior to UnitedHealth Group, Mr. Bahl was an executive with CIGNA Healthcare. In addition to his current affiliation with General Atlantic, Mr. Bahl also serves as a healthcare advisor to Castlight Health and L.E.K.Consulting; he also serves as a Trustee and Vice Chairman of the Board of Trustees for Gustavus Adolphus College, in St. Peter, MN.

Mr. Bahl’s extensive experience in the healthcare industry provides necessary and desired skills, experience and perspective to our Board.

Gregory A. Conley

Age: 59

Director since 2012

Mr. Conley serves as a member of the Audit and Compensation Committees. Between 2012 and early 2014, Mr. Conley served as the chief executive officer of Aha! Software, LLC, a privately-held predictive analytics and cloud computing company. Between 2009 and 2011, Mr. Conley served as the chief executive officer and a director of Odyssey Group, SA, a Switzerland-based technology services and software company, and oversaw the sale of the company to Temenos Group AG, a global provider of banking software systems. Between 2004 and 2005, Mr. Conley was the president, chief executive officer and a director of Verio, Inc., a leading global provider of hosting and network services and a subsidiary of Nippon Telephone & Telegraph. From 2001 to 2003, Mr. Conley was the president, chief executive officer and a director of Tanning Technology Corporation, NASDAQ listed information technology solutions provider, sold to Platinum Equity in 2003. Between 1995 and 2001, Mr. Conley was a senior executive responsible for e-markets and travel and transportation at International Business Machines, (NYSE:IBM) and an attorney at Covington & Burling LLP.

Mr. Conley’s extensive experience as the chief executive officer and director of several technology companies with domestic and international operations; his leadership in technology innovation and his legal experience bring relevant and necessary skills, experience and perspective to our Board.

Robert Frerichs

Age: 62

Director since 2012

Mr. Frerichs serves as a member of the Audit and Compensation Committees. Mr. Frerichs is a director of Merkle, Inc., a privately held customer relationship marketing agency, and a director of Wedgewood Enterprises Corporation, a privately held investment real estate and management company. Prior to joining our Board, Mr. Frerichs, was with Accenture (NYSE: ACN) between 1976 and 2012. During his tenure with Accenture, Mr. Frerichs held various leadership roles including group chief executive – North America, chief risk officer and chief operating officer of the communication and high tech operating group, chairman of the capital committee, and a member of Accenture board of partners prior to the company’s initial public offering in 2001; culminating his 36 year career as the International Chairman of Accenture, Inc. Between 2004 and 2012, Mr. Frerichs served as chairman of the board of Avanade, a joint venture between Accenture and Microsoft. Between 2012 and 2013, Mr. Frerichs was the chairman of the Aricent Group, a global innovation and technology services company, and a director of Cyandia, Inc., an interactive consumer entertainment company. Mr. Frerichs is a Certified Public Accountant.

Mr. Frerichs’ extensive strategic global business experience and his financial and accounting credentials provide necessary and desired skills, experience and perspective to our Board.

Shrikant Mehta

Age: 62

Director since 2012

Mr. Mehta serves as the Chair of the Nominating and Governance Committee. Since 1974, Mr. Mehta has been the president and chief executive officer of Combine International, Inc., a wholesale manufacturer of fine jewelry, since 1974. He is also a director of Lenderlive, a mortgage services company, Little Switzerland, a luxury goods retail chain, and NETLINK, supply chain software solutions company.

Mr. Mehta’s extensive international business experience, his leadership role as chief executive officer of a minority-owned business, and his governance experience as a director of several successful companies provide necessary and desired skills, experience, diversity and perspective to our Board.

Anjan Mukherjee

Age: 40

Director since 2009

Mr. Mukherjee serves as Chair of the Compensation Committee and a member of the Nominating and Governance Committee. Since 2001, Mr. Mukherjee has been with the Blackstone Group, investment advisory and asset management firm, where he currently serves as a senior managing director. Prior to Blackstone, Mr. Mukherjee was with the Thomas H. Lee Company, a private equity investment firm and at Morgan Stanley, (NYSE:MS).

Mr. Mukherjee’s extensive investment and transactional experience, and his extensive financial experience provide necessary and desired skills, experience and perspective to our Board.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and voting at the Annual Meeting, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

Our Board recommends that you vote “FOR” all of the nominees for election to our Board.

PROPOSAL 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as TeleTech’s independent registered public accounting firm in 2013. In accordance with its charter, the Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2014 and recommends to the stockholders that they ratify this appointment. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will be available to respond to stockholders’ questions.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013 requires the affirmative vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board and the Audit Committee

Our Board and the Audit Committee recommend that you vote “FOR” Proposal 2.

PROPOSAL 3: Advisory Vote on Executive Compensation

As required by the rules of the U.S. Securities and Exchange Commission, our stockholders are asked to provide an advisory, not-binding, vote on the compensation of our senior executives (known as Named Executive Officers). To provide stockholders with the information necessary to express their view about our executive compensation, we include detailed information about the composition, design and effectiveness of our executive compensation program in section entitled Executive Compensation – Compensation Discussion and Analysis of these proxy materials.

As further described in the Compensation Discussion and AnalysisS section of the proxy materials, our executive compensation program is designed to attract, motivate and retain a talented, entrepreneurial and creative team of executives who provide leadership for our success in a competitive global market. Our compensation policies and practices are designed based on a pay-for-performance philosophy and are strongly aligned with our stockholders’ long-term interests. We believe that our executive compensation program, which emphasizes long-term equity awards, satisfies this goal. See the “Executive Summary” of the Compensation Discussion and Analysis section of the proxy materials for information on key components of our 2013 named executive officer compensation; and read the entire Compensation Discussion and Analysis section of the proxy materials for details about our compensation philosophy and how it is achieved.

We are asking our stockholders to indicate their support of our Named Executive Officer compensation as described in this Proxy Statement. This proposal (commonly known as ‘say-on-pay” proposal) gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, our Board of Directors recommends that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation -- Compensation Discussion and Analysis section of the Proxy Statement, the 2013 Summary Compensation Table, and the other related tables and disclosure.”

It is important to note that this vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee. We value the opinions expressed by our stockholders, however, and our Board and the Compensation Committee will take the results of the vote into account in future compensation decisions.

At the Annual Meeting of Stockholders held in May 2013, our stockholders approved our executive compensation with a vote of over 99.7 percent. Except as otherwise discussed in Compensation Discussion and Analysis section of the proxy materials, in light of the stockholder support, the Compensation Committee made no significant changes to the overall design of our compensation program during 2013.

Based on the stockholders’ advisory preferences, expressed as part of the voting results at our 2011 Annual Meeting of Stockholders, our Board has determined to hold a stockholder advisory vote on executive compensation annually. The next stockholder advisory vote on executive compensation will be held at the 2015 Annual Meeting of Stockholders.

Required Vote

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Recommendation of the Board

Our Board recommends that you vote “FOR” Proposal No. 3.

ADDITIONAL INFORMATION

Stockholder Submission of Nominations and Proposals

In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2015 annual meeting, the proposal must be in writing and received by our Corporate Secretary at 9197 South Peoria Street, Englewood, Colorado 80112, no later than December 9, 2014. Timely receipt of a stockholder’s proposal will satisfy only one of the various conditions established by the U.S. Securities and Exchange Commission for inclusion in our proxy materials. Stockholders who wish to have their proposals included in our proxy materials must meet the eligibility requirements as provided in the U.S. Securities and Exchange Commission’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of the Rule and with our Bylaws to be included in our proxy materials.

If a stockholder wishes to present a proposal at the 2015 Annual Meeting of Stockholders and this proposal is not intended to be included in the related proxy statement and form of proxy, nor does this stockholder intends to submit a director nomination, our Bylaws require that the stockholder notify us in writing on or before February 21, 2015, but no earlier than January 22, 2015. The notice must include the information required by our Bylaws, which may be obtained on our website at www.teletech.com under the “Investors” and “Corporate Governance” tabs. If the stockholder does not meet the applicable deadline or comply with the requirements found in the U.S. Securities and Exchange Commission’s Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Other Business

We know of no other matter to be acted upon at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card as proxies for the holders of our common stock will vote thereon in accordance with their best judgment.

Annual Report on Form 10-K

Our 2013 Annual Report on Form 10-K is being delivered to the stockholders together with this Proxy Statement. However, the report is not part of the proxy solicitation materials. Additional copies of our 2013 Annual Report on Form 10-K may be obtained without charge upon request made to TeleTech Holdings, Inc., 9197 South Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

By Order of the Board of Directors

KENNETH D. TUCHMAN
Chairman and Chief Executive Officer
Englewood, Colorado
April 8, 2014

Corporate Headquarters
9197 South Peoria Street | Englewood, CO 80112-5833 | 303.397.8100 or 1.800.835.3832
www.teletech.com

00139 4-14

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by TeleTech Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 21, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 9197 SOUTH PEORIA STREET ENGLEWOOD, CO 80112 M73624-P50653 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except TELETECH HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees 05) Robert N. Frerichs 06) Shrikant Mehta 07) Anjan Mukherjee 01) Kenneth D. Tuchman 02) James E. Barlett 03) Tracy L. Bahl 04) Gregory A. Conley Against Abstain For The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. The ratification of the appointment of PricewaterhouseCoopers LLP as TeleTech's independent registered public accounting firm for 2014; and ! ! ! 3. The approval, on an advisory basis, of the compensation for our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR all of the Board of Directors' nominees, FOR Proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ADMISSION TICKET ANNUAL MEETING OF STOCKHOLDERS OF TELETECH HOLDINGS, INC. MAY 22, 2014 10:00 a.m. MDT TeleTech’s Corporate Headquarters 9197 South Peoria Street Englewood, CO 80112 1-800-835-3832 Please date, sign and mail your proxy card in the enclosed envelope as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. M73625-P50653 This Proxy is Solicited on Behalf of The Board of Directors of TELETECH HOLDINGS, INC. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH D. TUCHMAN and MARGARET B. McLEAN, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TELETECH HOLDINGS, INC. owned of record by the undersigned at the 2014 Annual Meeting of Stockholders to be held at TeleTech's corporate headquarters located at 9197 South Peoria Street, Englewood, CO 80112 on May 22, 2014 at 10:00 a.m. MDT, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his or her sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his or her sole discretion are further authorized to vote on other matters which may properly come before the 2014 Annual Meeting and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. Continued and to be signed on reverse side